UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

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Cabot Corporation

(Name of Registrant as Specified In Its Charter)

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January 27, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation, which will be held on Thursday, March 8, 2012 at 4:00 p.m., local time, at the Corporate Headquarters of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts.

If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card (or voter instruction form if your shares are held through a broker or bank) are enclosed along with a copy of our Annual Report on Form 10-K. If you received your annual meeting materials by e-mail, the e-mail contains voting instructions and links to the proxy statement and Annual Report on the Internet.

You will find information regarding the matters to be voted on at the meeting in the attached proxy statement. Following the formal portion of the meeting, there will be a report on Cabot’s operations during fiscal 2011 followed by a question and answer period.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented. You may vote by mailing a completed proxy card or, if your proxy card or voter instruction form so indicates, by phone or the Internet.

We look forward to seeing you at the meeting.

Sincerely,

PATRICK M. PREVOST
President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

to be held on March 8, 2012

The 2012 Annual Meeting of Stockholders of Cabot Corporation will be held on Thursday, March 8, 2012 at 4:00 p.m., local time, at the Corporate Headquarters of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts, for the following purposes:

1.	To elect four directors, John K. McGillicuddy, John F. O’Brien, Lydia W. Thomas and Mark S. Wrighton, to the class of directors whose term expires in 2015;

2.	To hold a non-binding advisory vote on the compensation of our named executive officers;

3.	To approve an amendment to the Cabot Corporation 2009 Long-Term Incentive Plan to increase by 2,454,000 the number of shares available for issuance thereunder;

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

You may vote if you were a stockholder of record at the close of business on January 17, 2012. To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) by Internet, (2) by phone or (3) by mail. You may still vote in person if you attend the annual meeting. For further details about voting, please refer to the section entitled “About the Annual Meeting” beginning on page 1 of this proxy statement.

If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the annual meeting. If you do not instruct your broker on how to vote in the election of directors, on compensation matters and on the amendment to Cabot’s equity incentive plan, your shares will not be voted on these matters.

This notice and proxy statement are first being sent to stockholders on or about February 3, 2012. Our Annual Report on Form 10-K is being sent with this notice and proxy statement.

By order of the Board of Directors,

Jane A. Bell

Secretary

Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, Massachusetts 02210-2019

January 27, 2012

ABOUT THE ANNUAL MEETING

Cabot Corporation

Two Seaport Lane, Suite 1300

Boston, Massachusetts 02210-2019

Proxy Statement

References to “the Company”, “Cabot”, “we”, “us”, and “our” in this proxy statement mean Cabot Corporation.

About the Annual Meeting

Who is soliciting my vote?

The Board of Directors of Cabot Corporation is soliciting your vote at the 2012 Annual Meeting of Stockholders (“2012 Annual Meeting”).

What am I voting on?

You are voting on:

•	Proposal 1: Election of John K. McGillicuddy, John F. O’Brien, Lydia W. Thomas and Mark S. Wrighton to the class of directors whose term expires in 2015 (see page 13);

•	Proposal 2: Approval, on an advisory basis, of the compensation of our named executive officers (see page 58);

•	Proposal 3: Approval of an amendment to the Cabot Corporation 2009 Long-Term Incentive Plan to increase by 2,454,000 the number of shares available for issuance thereunder (see page 59);

•	Proposal 4: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012 (see page 69); and

•	Any other business properly coming before the meeting.

How does the Board recommend that I vote my shares?

The Board’s recommendation can be found with the description of each item in this proxy statement. In summary, the Board recommends that you vote:

•	FOR each of the four nominees for director;

•

FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as such information is disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure beginning on page 26 (commonly referred to as “say-on-pay”);

•	FOR the approval of an amendment to the Cabot Corporation 2009 Long-Term Incentive Plan to increase by 2,454,000 the number of shares available for issuance thereunder; and

•	FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012.

Unless you give other instructions on your proxy card, the persons named as proxy holders will vote in accordance with the recommendations of the Board of Directors.

Who is entitled to vote?

Only stockholders of record at the close of business on January 17, 2012 will be entitled to vote at the 2012 Annual Meeting. As of that date, there were 63,026,604 shares of our common stock outstanding. Each share of common stock is entitled to one vote. There is no cumulative voting.

State Street Bank and Trust Company is the trustee of common stock held in the Cabot Common ESOP Fund portion of Cabot’s Retirement Savings Plan and is the record owner of all of those shares. The Vanguard Fiduciary Trust Company is the trustee of the Cabot Common Stock Fund portion of the Retirement Savings Plan and is the record owner of all of those shares. Each trustee is authorized to vote such shares in accordance with instructions from participants in, and the terms of, the Retirement Savings Plan.

How many votes must be present to hold the meeting?

Your shares are counted as present at the 2012 Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of common stock as of January 17, 2012 must be present in person or by proxy at the meeting. This majority is referred to as a quorum. Proxy cards or voting instruction forms that reflect abstentions and broker non-votes will be counted as shares present to determine whether a quorum exists to hold the 2012 Annual Meeting.

What is a broker non-vote?

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers normally have discretion to vote such shares on routine matters, such as ratifications of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when the beneficial owner of shares held by a broker does not give the broker voting instructions on a non-routine matter for which the broker lacks discretionary authority to vote the shares. Proposals 1, 2 and 3 are non-routine matters. Therefore, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on proposals 1, 2 and 3, your broker will not be able to vote your shares on these proposals. We urge you to provide instructions to your broker so that your votes may be counted on these important matters.

How are votes counted? How many votes are needed to approve each of the proposals?

For each of proposals 1, 2, 3 and 4, you may vote “FOR”, “AGAINST”, or “ABSTAIN”.

•

Proposal 1 — Election of Directors. A nominee will be elected to the Board of Directors if the votes properly cast “for” his or her election exceed the votes properly cast “against” such nominee’s election. Broker non-votes and abstentions will have no effect on the results of this vote.

•	Proposal 2 — Say-on-Pay. Because proposal 2 is an advisory vote, there is no minimum vote requirement that constitutes approval of this proposal.

•

Proposal 3 — Amendment to 2009 Long-Term Incentive Plan. The affirmative vote of a majority of the votes properly cast on proposal 3 is required to approve the proposed amendment to the Cabot Corporation 2009 Long-Term Incentive Plan, provided that the number of votes cast constitutes more than fifty percent of the shares entitled to vote on the proposal (the “minimum votes cast”). With respect to attaining the minimum votes cast, abstentions are counted, but broker non-votes are not. With respect to approving proposal 3, abstentions will have the effect of votes against this proposal and broker non-votes will have no effect on the results of this vote.

•

Proposal 4 — Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes properly cast on proposal 4 is required to ratify the appointment of Cabot’s independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal. To the extent there are any broker non-votes, they will have no effect on the results of this vote.

What if there are more votes “AGAINST” a nominee for director than votes “FOR”?

Each of the nominees is an incumbent director who has tendered a conditional resignation that is effective upon (i) the failure to receive a majority of the votes cast for his or her re-election at the 2012 Annual Meeting and (ii) the Board’s acceptance of this resignation. The Governance and Nominating Committee of the Board of Directors is responsible for initially considering the resignation and making a recommendation to the Board of Directors. The director whose resignation is under consideration is expected to abstain from participating in any decision regarding his or her resignation. The Governance and Nominating Committee may consider any factors it deems relevant in deciding whether to accept a director’s resignation. If the resignation is not accepted, the director will continue to serve until his or her successor is elected and qualified.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting. If your shares are held in “street name” in a brokerage account or by a bank or other nominee, you must request a legal proxy from your bank, broker or other nominee and bring that proxy to the meeting to vote in person at the meeting.

Even if you plan to attend the 2012 Annual Meeting, we encourage you to vote your shares by proxy. Most stockholders have three options for submitting their votes by proxy: (1) by Internet, (2) by phone or (3) by mail. If you have received your 2012 Annual Meeting materials by mail, please follow the voting instructions on your proxy card. If you have received your 2012 Annual Meeting materials electronically, please follow the voting instructions that were e-mailed to you. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on March 8, 2012.

If you hold your Cabot stock in a brokerage account, your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your voter instruction form carefully.

How do I vote if I hold my stock through Cabot’s employee benefit plans?

If you hold your stock through a Cabot employee benefit plan, you have the right to instruct the trustees of the plan or plans in which you participate how to vote your shares. You can vote your shares by following the instructions on the enclosed proxy card. The trustees of each plan will have the voting instructions of each participant in the plans tabulated and will vote the shares of the participants by submitting a final proxy card representing each plan’s shares for inclusion in the tally at the 2012 Annual Meeting.

If you hold shares in the Retirement Savings Plan, your vote will influence how the plan’s trustees vote (i) those shares for which no instructions are received from other plan participants and (ii) those shares that have not yet been allocated to participants’ accounts because the trustees will vote those shares in the same proportion as the shares for which instructions are received. Similarly, if you hold shares in the Cabot Canada Ltd. Employees’ Stock Purchase Plan, your vote will influence how the trustee of that plan votes those shares for which no instructions are received from other plan participants as those shares will be voted in the same proportion as shares for which instructions are received. If you hold shares in either of those plans and do not vote, the plan trustees will vote your shares (along with all other shares in the plan for which instructions are not provided) in the same proportion as those shares for which instructions are received from other participants in the plan.

In order for your instructions to be followed, you must provide instructions for the shares you hold through a Cabot employee benefit plan by returning your completed and signed proxy card to the Company’s transfer agent by March 6, 2012 or by voting over the telephone or the Internet by 1:00 a.m., Eastern Time, on March 7, 2012.

Can I change or revoke my vote?

Yes. You can change or revoke your vote by (1) re-voting by telephone or by Internet as instructed above (only your latest telephone or Internet vote will be counted), (2) signing and dating a new proxy card or voting instruction form and submitting it as instructed above (only your latest proxy card or voting instruction card will be counted), (3) if your shares are registered in your name, delivering timely notice of revocation to the Secretary, Cabot Corporation, 2 Seaport Lane, Suite 1300, Boston, Massachusetts 02210, or (4) attending the meeting and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it. If you hold shares through a bank or broker, you must follow the instructions on your voting instruction form to revoke any prior voting instructions.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by ballot, telephone and the Internet. A representative of Computershare and either Cabot’s Corporate Secretary or a representative of Cabot’s Law Department will act as Inspectors of Election.

What if I return my proxy card but don’t vote for some of the matters listed?

If you return a signed proxy card without indicating your vote, your shares will be voted in line with the recommendation of the Board of Directors for each of the proposals for which you did not indicate a vote.

Can other matters be decided at the 2012 Annual Meeting?

We are not aware of any other matters that will be considered at the 2012 Annual Meeting. If any other matters arise, the named proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The 2012 Annual Meeting is open to all Cabot stockholders. If you need directions to the meeting, please call Cabot’s Investor Relations Group at (617) 342-6090. When you arrive at Cabot’s Corporate Headquarters, please go to the 13th Floor and signs will direct you to the meeting room. You need not attend the 2012 Annual Meeting to vote.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 8, 2012

This proxy statement and our 2011 Annual Report on Form 10-K are available at the following Internet address: http://www.cabot-corp.com/2012annualmeeting.

If you received your 2012 Annual Meeting materials by mail, we encourage you to sign up to receive your stockholder communications by e-mail. Electronic delivery benefits the environment and saves the Company money by reducing printing and mailing costs. With electronic delivery, you will be notified by e-mail as soon as the Annual Report on Form 10-K and proxy statement are available on the Internet, and you can easily submit your stockholder votes online. If you are a registered holder (you hold your Cabot shares in your own name through our transfer agent, Computershare Trust Company, N.A., or you have stock certificates), visit www.computershare.com/us/investor to create a login and to enroll.

Your electronic delivery enrollment will be effective until you cancel it. If you later change your mind and would like to receive paper copies of our proxy statements and annual reports, please revisit Computershare’s website www.computershare.com/us/investor to change your delivery preference or call them at (800) 730-4001 in the U.S. or at (781) 575-3170 outside the U.S.

If you hold your Cabot stock through a bank or broker, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet and how to change your elections.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board of Directors held nine meetings in fiscal 2011. Each director attended at least 85% of the Board meetings and the total meetings held by all of the Committees on which he or she served during the periods that he or she served.

The Board of Directors has five standing Committees: Audit, Compensation, Executive, Governance and Nominating (“Governance”), and Safety, Health and Environmental Affairs (“SH&E”). The following table shows the membership of these committees. The Audit, Compensation, Governance, and SH&E Committees presently are composed entirely of independent directors. The Executive Committee presently is composed of one employee director and three independent directors.

Name	Audit		Compensation		Executive		Governance		SH&E
John S. Clarkeson			X		X		X	*
Juan Enriquez-Cabot	X								X
Gautam S. Kaji	X								X
Roderick C.G. MacLeod	X								X
Henry F. McCance			X	*	X		X
John K. McGillicuddy	X	*							X
John F. O’Brien					X	*	X
Patrick M. Prevost					X
Sue H. Rataj	X
Ronaldo H. Schmitz			X						X
Lydia W. Thomas	X								X	*
Mark S. Wrighton			X						X

*	Committee Chair

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of (i) the integrity of Cabot’s financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and (v) our risk assessment and management processes. The Audit Committee, among other functions:

•	Has the sole authority to appoint, retain, terminate and determine the compensation of our independent registered public accounting firm.

•

Monitors the qualifications, independence and performance of our independent registered public accounting firm and approves professional services provided by the independent registered public accounting firm.

•	Reviews with our independent registered public accounting firm the scope and results of the audit engagement.

•	Reviews the activities and recommendations of our independent registered public accounting firm.

•

Discusses Cabot’s annual audited financial statements and quarterly financial statements with management and Cabot’s independent registered public accounting firm, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Reviews Cabot’s accounting policies, risk assessment and management processes, control systems and compliance activities.

The specific responsibilities and functions of the Audit Committee are identified in the Committee’s charter, a copy of which is posted on our website (www.cabot-corp.com) under the heading “About Cabot — Governance.” The Audit Committee met twelve times in fiscal 2011.

Compensation Committee

The primary responsibilities of the Compensation Committee are to:

•	Approve the corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”), evaluate the CEO’s performance and approve the CEO’s salary and incentive compensation.

•

Establish policies applicable to the compensation, severance or other remuneration of Cabot’s management Executive Committee, review and approve performance measures and goals under incentive compensation plans applicable to such employees, and approve their salaries, annual short-term and long-term incentive awards, any severance payments and any other remuneration.

•	Review the aggregate amount of bonuses to be paid to participants in Cabot’s annual short-term incentive plan.

•

Administer Cabot’s incentive compensation plans, equity-based plans and supplemental benefits arrangements, which includes approving the aggregate number of stock awards granted under Cabot’s long-term incentive program.

•	Appoint the members of the Company’s Benefits and Investment Committees and monitor their activities.

The specific responsibilities and functions of the Compensation Committee are identified in the Committee’s charter, a copy of which is posted on our website (www.cabot-corp.com) under the heading “About Cabot — Governance.” The Compensation Committee met four times during fiscal 2011 and acted by written consent twice.

Executive Committee

The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board of Directors’ meetings. Actions taken by the Executive Committee are reported to the Board at its next meeting. The Executive Committee met once during fiscal 2011.

Governance Committee

The Governance Committee is charged primarily with:

•	Developing and recommending to the Board corporate governance policies and procedures.

•	Identifying individuals qualified to become directors of Cabot.

•	Recommending director candidates to the Board to fill vacancies and to stand for election at the annual meeting of stockholders.

•	Recommending committee assignments.

•	Leading the annual review of the Board’s performance.

•	Recommending compensation and benefit policies for Cabot’s directors.

•	Reviewing and making determinations regarding interested transactions under Cabot’s Related Person Transaction Policy and Procedures.

The specific responsibilities and functions of the Governance Committee are identified in its charter, a copy of which is posted on our website (www.cabot-corp.com) under the heading “About Cabot — Governance.” The Governance Committee met four times during fiscal 2011.

SH&E Committee

The SH&E Committee reviews all aspects of Cabot’s safety, health and environmental management programs and performance. In particular, the Committee reviews the following:

•	Cabot’s environmental reserve, and risk assessment and management processes.

•	Environmental and safety audit reports, performance metrics, performance as benchmarked against industry peer groups, assessed fines or penalties, and site security and safety issues.

•	Safety, health and environmental training initiatives.

•	Cabot’s safety, health and environmental budget and capital expenditures.

The specific responsibilities and functions of the SH&E Committee are identified in the Committee’s charter, a copy of which is posted on our website (www.cabot-corp.com) under the heading “About Cabot — Governance.” The SH&E Committee met three times during fiscal 2011.

Our Board’s Role in Risk Oversight

Our Board oversees our enterprise-wide program of risk management. Cabot management is primarily responsible for day-to-day risk management practices and, together with other personnel, regularly engages in an enterprise-wide risk assessment. This assessment is updated on a continual basis and includes a comprehensive review of a broad range of risks, including financial, operational, business, legal, regulatory, reputational, governance, and managerial risks which may potentially affect the Company. From this assessment, the most significant risks in terms of their likelihood and severity are identified, and plans to manage and mitigate these risks are developed. Cabot management regularly reports to either the full Board or the relevant Committee of the Board our major risk exposures, their potential financial impact on Cabot, and the steps we take to manage them.

Our Board has ultimate responsibility for risk oversight and oversees our corporate strategy, business development, capital structure, market exposure and country specific risks. Each Committee also has responsibility for risk oversight. The Audit Committee focuses on financial risk, including internal controls and legal and compliance risks and receives regular reports from our independent registered public accounting firm and our general counsel. The Audit Committee also oversees the Company’s enterprise risk management processes. The SH&E Committee assists the Board in fulfilling its oversight responsibility by assessing the effectiveness of our safety, health and environmental programs and initiatives and overseeing matters related to stewardship and sustainability of our products and manufacturing processes. The Compensation Committee considers human resources risks and evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk consistent with our business strategy. Finally, the Governance Committee considers governance and Board and CEO succession planning risks, and evaluates director skills and qualifications to appoint particular directors to the standing Committees to ensure each Committee has the requisite skills to oversee the applicable risks that are the focus of that Committee. The Company has a robust risk management program, the strength of which is not dependent on the Board’s leadership structure.

Our “Compensation Discussion and Analysis” (“CD&A”) describes our compensation policies, programs and practices for our executive officers. Our goal-setting, performance assessment and compensation decision-making processes described in our CD&A apply to all participants in our corporate short and long-term incentive programs. Participants in our long-term incentive program who are not members of the management Executive Committee receive awards consisting of time-based restricted stock units and performance-based restricted stock units, and otherwise the program is consistent throughout the Company. Beyond our corporate short-and long-term incentive programs, substantially all of our facilities outside North America offer annual cash incentive plans.

Our management evaluated the design of all of our incentive plans to assess whether any portion of our incentive compensation programs encourages excessive risk taking. The assessment was presented to and reviewed by the Compensation Committee. Among the program features evaluated were the types of compensation offered, performance metrics, the alignment between performance goals, payout curves and the Company’s business strategy, and the overall mix of incentive awards. The Company’s compensation programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. Specific features of the programs to mitigate risk include, as applicable, the following: caps limiting the amount that can be paid under the corporate short- and long-term incentive programs and all of the local cash incentive programs; a balanced mix of annual and longer-term incentive opportunities; the mix of cash and equity incentives; multiple performance metrics; management processes to oversee risk associated with each of our incentive programs; stock ownership guidelines for members of the management Executive Committee; and significant controls for business decisions. In our CD&A we describe in more detail the features of our executive compensation programs that are designed to mitigate risk, including the oversight provided by the Compensation Committee, which reviews and approves the design, goals and payouts under our corporate short- and long-term incentive programs and each executive officer’s compensation. Based on our assessment, we believe our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

DIRECTOR COMPENSATION

Directors who are Cabot employees do not receive compensation for their services as directors. Annual compensation for non-employee directors is comprised of cash compensation and a grant of Cabot common stock. The Governance Committee is responsible for reviewing the form and amount of compensation paid to our non-employee directors. The Governance Committee generally reviews director compensation annually and recommends changes to our Board of Directors as appropriate. In reviewing director compensation, the Governance Committee reviews competitive market data to evaluate the reasonableness of our director compensation and the appropriate mix of cash and equity compensation.

Cash Compensation

Cash compensation for our non-employee directors for fiscal 2011 consisted of an annual retainer of $65,000, plus the following annual amounts for specific roles:

•	$21,000 for serving on the Audit Committee (plus another $40,000 for serving as Chair of the Audit Committee).

•	$7,000 for serving on each of the Compensation, SH&E or Governance Committees (plus another $10,000 for serving as Chair of the Compensation, SH&E or Governance Committees).

•	$110,000 for serving as Non-Executive Chairman of the Board of Directors.

Cash compensation is paid quarterly and, when Committee membership changes during a quarter, is pro-rated to reflect service during the quarter.

During calendar year 2011, the Governance Committee engaged Mercer LLC to assist with a review of the competitiveness of Cabot’s director compensation practices. Following this review and upon the recommendation of the Governance Committee, our Board of Directors approved an increase, effective January 1, 2012, from $65,000 to $75,000 in the annual cash retainer payable to each non-employee director for his or her service on the Board. No other changes were made in the cash compensation package.

Stock Compensation

Under our Non-Employee Directors’ Stock Compensation Plan (the “Directors’ Stock Plan”), each non-employee director is eligible to receive each calendar year shares of Cabot common stock as a portion of his or her compensation for services to be performed in that year. The number of shares awarded is set each year by the Governance Committee. For calendar 2011, the Governance Committee approved an award of 1,796 shares to each non-employee director whose term of office continued after the 2011 Annual Meeting of Stockholders. Arthur Goldstein, whose term of office expired at the 2011 Annual Meeting, received a pro-rated grant of 449 shares. The closing price of our common stock on January 14, 2011 was $41.77. Ms. Rataj, who was elected to the Board effective September 9, 2011, received a pro-rated grant of 756 shares on September 9, 2011. The closing price of our common stock on September 9, 2011 was $33.11.

As of January 17, 2012, there were 163,170 shares available for issuance under the Directors’ Stock Plan.

We believe that it is desirable for directors to have an equity interest in Cabot and we encourage all directors to own a reasonable amount of Cabot stock to align director and stockholder interests and to enhance a director’s long-term perspective. Accordingly, our Corporate Governance Guidelines require non-employee directors to have an equity ownership in Cabot of at least 10,000 shares. It is expected that this ownership interest will generally be achieved within a five-year period beginning when a director is first elected to the Board. For purposes of determining a director’s compliance with this ownership requirement, any deferred shares are considered held by the director. In addition, where equity-based compensation is a component of compensation, each non-employee director is required to retain the shares granted in any given year for a period of three years from the date of issuance or until the director’s earlier retirement.

Reimbursement of Certain Expenses; Charitable Giving Program

Our Corporate Governance Guidelines state that Cabot will not provide retirement or other benefits or perquisites to non-employee directors. Directors, however, are reimbursed for reasonable travel and out-of-pocket expenses incurred for attending Board and Committee meetings and are covered by Cabot’s travel accident insurance policy for such travel.

As part of our charitable giving program, upon Mr. Goldstein’s retirement from the Board of Directors, we made a contribution totaling $25,000 on his behalf to several charities that he selected.

Deferred Compensation

Under the Cabot Corporation Deferred Compensation Plan, directors can elect to defer receipt of any cash compensation payable in a calendar year for a period of at least three years or until they cease to be members of the Board of Directors. In any year, these deferred amounts are, at the director’s choice, either (i) credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable year or (ii) treated as invested in Cabot phantom stock units, based on the market price of shares of Cabot common stock at the time of deferral (with phantom dividends being accrued and treated as if reinvested in phantom stock units). Mr. Enriquez-Cabot and Mr. McCance elected to defer receipt of their 2011 cash compensation and treat the deferred amounts as invested in phantom stock units.

Under the Non-Employee Directors’ Stock Deferral Plan, directors also may defer receipt of the shares of common stock issuable to them under the Directors’ Stock Plan. For each share of stock deferred, a director is credited with one Cabot phantom stock unit to a notional account created in the director’s name. Dividends that would otherwise be payable on the deferred shares accrue in the account and are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the year. The rate used to calculate interest during 2011 was 5.37%. At the end of the deferral period, the deferred shares of Cabot common stock are issued to the director, along with the accrued cash dividends and interest earned, either in one issuance or in installments over a period of up to ten years. Mr. Enriquez-Cabot, Mr. McCance, Mr. McGillicuddy, and Dr. Schmitz elected to defer their 2011 stock awards.

Director Compensation Table

The following table sets forth the compensation paid to our non-employee directors in fiscal 2011:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	Total ($)
John S. Clarkeson	89,000	75,019	490	164,509
Juan Enriquez-Cabot	93,000	75,019	374	168,393
Arthur L. Goldstein	66,500	18,755	—	85,255
Gautam S. Kaji	93,000	75,019	—	168,019
Roderick C.G. MacLeod	93,000	75,019	—	168,019
Henry F. McCance	89,000	75,019	374	164,393
John K. McGillicuddy	113,000	75,019	83	188,102
John F. O’Brien	182,000	75,019	—	257,019
Sue H. Rataj	5,141	25,031	—	30,172
Ronaldo H. Schmitz	79,000	75,019	521	154,540
Lydia W. Thomas	103,000	75,019	—	178,019
Mark S. Wrighton	79,000	75,019	8,491	162,510

1.

Cash compensation has been pro-rated to reflect changes in Board and Committee service that occurred during the fiscal year. The amounts reported in this column for Messrs. Enriquez-Cabot and McCance were deferred under the Deferred Compensation Plan described above.

2.

Reflects the grant date fair value for shares of stock granted to each non-employee director computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value was calculated by multiplying the number of shares granted to the director by the closing price of our common stock on the date of grant, which was September 9, 2011 ($33.11) for Ms. Rataj and January 14, 2011 ($41.77) for all other non-employee directors. The stock awards reported in this column for Messrs. Enriquez-Cabot, McCance and McGillicuddy and Dr. Schmitz were deferred under the Non-Employee Directors’ Stock Deferral Plan described above.

3.	Represents above-market earnings on compensation that has been deferred by Messrs. Clarkeson, Enriquez-Cabot, McCance and McGillicuddy and Drs. Schmitz and Wrighton.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Qualifications

The Governance Committee identifies candidates for election to the Board of Directors; reviews their skills, characteristics and experience; and recommends nominees for director to the Board for approval.

We believe that potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, candidates are evaluated in the context of the current composition of the Board of Directors and the evolving needs of our businesses. It is the Board’s policy that at all times at least a majority of the Board’s members must be independent under Cabot’s Corporate Governance Guidelines. It is also the Board’s policy that the Board as a whole reflect a range of talents, skills, diversity and expertise, particularly in the areas of (i) management, (ii) strategic planning, (iii) accounting and finance, (iv) domestic and international markets, (v) corporate governance, and (vi) the specialty chemicals and related industries sufficient to provide sound and prudent guidance about Cabot’s operations and interests.

In addition, the desired attributes of individual directors are (i) integrity and demonstrated high ethical standards; (ii) sound judgment; (iii) demonstrated leadership; (iv) knowledge, experience and skills in at least one specialty area, such as corporate management, accounting or finance, marketing, manufacturing, technology, information systems, international business or the specialty chemicals industry; (v) compassion; (vi) willingness and ability to work with other members of the Board openly and constructively; (vii) the ability to communicate clearly and persuasively; and (viii) diversity of origin, background, experience and thought. We believe that it is valuable to have a diverse Board that is representative of our global business, customers, employees and stockholders. The Governance Committee implements and assesses the effectiveness of this practice by considering each Board member’s professional experience, background, education, skill, age, race, gender and national origin when selecting nominees for director. We also require that our Board members be able to dedicate the time sufficient to ensure the diligent performance of their duties on our behalf.

Board of Directors

Our Board of Directors currently has twelve members and is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

Four directors are proposed to be elected at the 2012 Annual Meeting. The terms of John K. McGillicuddy, John F. O’Brien, Lydia W. Thomas and Mark S. Wrighton expire this year and our Board of Directors has nominated each of them for a three-year term that will expire at the annual meeting in 2015. All of them are current directors elected by stockholders at previous annual meetings.

Effective September 9, 2011, Cabot’s Board of Directors elected Sue H. Rataj as a director in the class whose term expires at the 2013 Annual Meeting of Stockholders and as a member of the Audit Committee.

Upon the election of the nominated directors, Cabot’s Board of Directors will have twelve members. We expect that all of the nominees will be available for election, but if any of the nominees is not available at the time of the 2012 Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no substitute nominees are identified by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than four nominees.

Vote Required

A nominee will be elected to the Board of Directors if the votes properly cast “for” his or her election exceed the votes properly cast “against” such nominee’s election.

Recommendation

The Board of Directors recommends that you vote “FOR” the election of its four nominees.

Certain Information Regarding Directors

In addition to the information presented below regarding the specific experience, qualifications, attributes and skills that qualify the nominees and the directors whose terms of office will continue after the 2012 Annual Meeting to serve as a director of the Company, all of the nominees and directors have a reputation for honesty, integrity, sound judgment and adherence to high ethical standards. Each of the nominees and directors has demonstrated the willingness and ability to make the significant commitment of time and energy to serve on our Board and its Committees, and to engage management and each other openly and constructively.

John S. Clarkeson

Age: 69

Committee Memberships: Compensation, Executive, Governance (Chair)

Director since: 1998

Term of Office Expires: 2013

Business Experience:

Mr. Clarkeson is Chairman Emeritus of The Boston Consulting Group, Inc., a management consulting firm, a position he has held since May 2007. Mr. Clarkeson joined The Boston Consulting Group in 1966 and served as Chief Executive Officer from 1986 to 1997, Chairman of the Board of Directors from 1998 to 2003 and Co-Chairman of the Board of Directors from 2004 to April 2007. Mr. Clarkeson also serves as a trustee of Northeast Utilities. In his over forty years of experience with The Boston Consulting Group, Mr. Clarkeson gained significant leadership experience as he partnered with clients worldwide to provide business strategy advice. Among his many qualifications, Mr. Clarkeson brings to the Board substantial management, corporate governance and strategic planning expertise.

Juan Enriquez-Cabot

Age: 52

Committee Memberships: Audit, SH&E

Director since: 2005

Term of Office Expires: 2014

Business Experience:

Mr. Enriquez-Cabot has served as Chairman of the Board of Directors and Chief Executive Officer of Biotechonomy, a life sciences research and investment firm, since 2003 and Managing Director of Excel Venture Management, a life sciences investment company, since March 2008. Prior to that, Mr. Enriquez-Cabot served as Director of the Life Science Project at Harvard Business School from 2001 to 2003. He is a member of the Board of Directors of Synthethic Genomics, an organization focused on the commercialization of genomic-driven technologies. Mr. Enriquez-Cabot’s background and experience in technology ventures has provided him the opportunity to develop significant expertise in technology and international business matters, which makes him well qualified to serve on the Board. Mr. Enriquez-Cabot, who is a member of the extended Cabot family, brings to the Board the extensive leadership experience he gained through his involvement in Biotechonomy and Excel Venture Management.

Gautam S. Kaji

Age: 70

Committee Memberships: Audit, SH&E

Director since: 1998

Term of Office Expires: 2014

Business Experience:

Mr. Kaji has served as Chairman of the Board of Directors of Centennial Group, Inc., a strategic advisory firm specializing in emerging market economies, since founding the firm in 1998. Prior to founding the Centennial Group, Mr. Kaji held various positions with the World Bank from 1968 to 1997, serving as Regional Vice President, East Asia and Pacific from 1991 to 1994 and Managing Director, Operations, and Chairman, Loan Committee, World Bank Group in Asia and Africa from 1994 until his retirement in 1997. He also served as a Director of Swarna Dwipa Co LLP, Singapore, a fund management company he co-founded, from October 2007 until July 2010. Mr. Kaji is a member of the Board of Directors of Emerging Markets Forum, a not-for-profit venture of the Centennial Group; Infrastructure Development Finance Co., a specialized financial intermediary for infrastructure development; and LEWA (USA) Inc., a public charity that provides support for the Lewa Wildlife Conservancy and other wildlife conservation oriented entities in Kenya. He also serves as Asia Council Member of The Nature Conservancy, a conservation organization. From December 2009 until October 2010, he served as a member of the Board of Directors of Mahindra Satyam, a global business and information technology services company. Through his substantial management and strategic planning experience in emerging markets, Mr. Kaji brings a unique perspective to the Board of Directors. Mr. Kaji also brings to the Board his significant experience in accounting and finance, which he gained through his various positions with the World Bank and through his leadership at the Centennial Group.

Roderick C.G. MacLeod

Age: 61

Committee Memberships: Audit, SH&E

Director since: 1998

Term of Office Expires: 2013

Business Experience:

Mr. MacLeod is a Principal of Waverley Investments Ltd., a private equity investment company, a position he has held since co-founding the company in 1999, and a Principal of St. Martins Finance Ltd., a private equity investment company, since co-founding the company in 1985. Prior to his current positions, Mr. MacLeod served as General Manager for Business Development for Adia S.A. (now Adecco S.A.), a human resources company, from 1980 to 1991. Through Mr. MacLeod’s more than thirteen-year tenure on our Board of Directors, he has developed an extensive knowledge of the Company and the specialty chemicals industry. As a qualified chartered accountant, Mr. MacLeod brings to the Board his expertise in business and accounting and finance matters, which he gained through his substantial experience in private equity. He is a member of the extended Cabot family.

Henry F. McCance

Age: 68

Committee Memberships: Compensation (Chair), Executive, Governance

Director since: 2005

Term of Office Expires: 2014

Business Experience:

Mr. McCance is Chairman Emeritus of Greylock Partners, a private venture capital firm, a position he has held since January 2008. Mr. McCance joined Greylock in 1969 and served as President from 1990 until January 2008 and Chairman of the Board of Directors from 1997 until January 2008. Mr. McCance also served as a member of the Investment Committee of Yale University from 2003 to June 2011. During his tenure with Greylock Partners, Mr. McCance provided significant leadership to the firm’s numerous equity investments and oversaw the firm’s strategic direction, skills which make him uniquely qualified to serve on our Board. He has served on the boards of, and led the firm’s investment in, numerous public and private companies, where he developed substantial expertise with regard to accounting and finance, management, strategic planning and domestic and international markets and business.

John K. McGillicuddy (Nominee for Election)

Age: 68

Committee Memberships: Audit (Chair), SH&E

Director since: 2008

Term of Office Expires: 2012

Business Experience:

Mr. McGillicuddy was a partner with KPMG LLP, a public accounting firm, from 1975 until his retirement in 2000. During his tenure with KPMG, he served as an audit partner, SEC reviewing partner and in various management positions. Mr. McGillicuddy is also Chairman of the Board of Directors of Watts Water Technologies, Inc., a manufacturer of water safety and flow control products, and a member of the Board of Directors of Brooks Automation, Inc., a worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries. He is a former chairman of the Better Business Bureau of Massachusetts. Mr. McGillicuddy brings to the Board his substantial expertise in accounting and finance matters, which he gained during his more than 25 years of experience in public accounting. In serving on the boards and committees of several public companies, Mr. McGillicuddy has developed significant experience and skills in corporate governance, financial reporting and public company leadership.

John F. O’Brien (Non-Executive Chairman of the Board) (Nominee for Election)

Age: 68

Committee Memberships: Executive (Chair), Governance

Director since: 1990

Term of Office Expires: 2012

Business Experience:

Mr. O’Brien was Chief Executive Officer and President of Allmerica Financial Corporation (now known as The Hanover Insurance Group, Inc.), an insurance and diversified financial services company, from 1995 until his retirement in 2002. From 1989 until 2002, Mr. O’Brien also served as President and Chief Executive Officer of First Allmerica Financial Life Insurance Company, Chairman of the Board of Directors of Allmerica Investment Trust and Chairman of the Board of Directors of Allmerica Securities Trust. Mr. O’Brien is also a member of the Board of Directors of LKQ Corporation, a nationwide provider of recycled auto parts; a family of mutual funds managed by BlackRock, an investment management advisory firm; and the lead director of The TJX Companies, Inc., an off-price retailer of apparel and home fashions in the U.S. and worldwide. Mr. O’Brien’s tenure as Chief Executive Officer and President of a Fortune 500 insurance company and significant leadership and management experience provides him with substantial knowledge and skills with respect to strategic planning, accounting and finance, and corporate governance and makes him uniquely qualified to serve as Non-Executive Chairman of the Board. In addition, his service as lead director of The TJX Companies and a member of the boards of LKQ and BlackRock gives him extensive experience in leadership, management and corporate governance matters.

Patrick M. Prevost

Age: 56

Committee Memberships: Executive

Director since: 2008

Term of Office Expires: 2014

Business Experience:

Mr. Prevost joined Cabot in January 2008 as President and Chief Executive Officer. Prior to joining Cabot, since October 2005, Mr. Prevost served as President, Performance Chemicals, of BASF AG, an international chemical company. Prior to that, he was responsible for BASF Corporation’s Chemicals and Plastics business in North America. Before joining BASF in 2003, he held senior management positions at BP and Amoco. Mr. Prevost is a member of the Board of Directors of General Cable Corporation, a global leader in copper, aluminum and fiber optic wire and cable products. Mr. Prevost is also a member of the Board of Directors of the American Chemistry Council, a trade association representing the business of chemistry at the global, national and state levels. As Cabot’s President and Chief Executive Officer, Mr. Prevost has a strong understanding of Cabot’s business and is uniquely qualified to serve on the Board of Directors. Mr. Prevost has substantial experience in the chemicals industry, which has provided him with a deep knowledge of technology, international business, strategic planning and manufacturing.

Sue H. Rataj

Age: 54

Committee Memberships: Audit

Director since: 2011

Term of Office Expires: 2013

Business Experience:

Ms. Rataj was Chief Executive, Petrochemicals for BP, a global energy company, from April 2008 until her retirement in April 2011, with global responsibility for BP’s petrochemicals operations. Prior to that, Ms. Rataj held a variety of senior management positions with BP, most recently serving as Group Vice President, Refining and Marketing from July 2007 until April 2008. During her tenure with BP, Ms. Rataj gained significant expertise in SH&E and risk management and accounting and finance matters, particularly in the context of a chemicals company. She also brings substantial leadership and management experience to the Board of Directors.

Ronaldo H. Schmitz

Age: 73

Committee Memberships: Compensation, SH&E

Director since: 2001

Term of Office Expires: 2013

Business Experience:

Dr. Schmitz was Executive Director of the Deutsche Bank Group and served as a member of the Board of Directors from 1991 until his retirement in 2000. Prior to joining Deutsche Bank AG as Executive Vice President in 1990, Dr. Schmitz served as a member of the Board of Managing Directors at BASF AG, an international chemical company, from 1980 to 1990. Dr. Schmitz is a member of the Supervisory Board of Sick AG, a producer of sensors and sensor solutions for industrial applications in factory, logistics and process automation. He previously served on the boards of GlaxoSmithKline plc, a pharmaceutical and healthcare company, Rohm and Haas Company, now a wholly-owned subsidiary of The Dow Chemical Company, and Legal & General Group plc, a provider of insurance, investment management and financial services. Dr. Schmitz brings his extensive international leadership experience to the Board of Directors. During his tenure at the Deutsche Bank Group, Dr. Schmitz developed a deep understanding of accounting and finance matters and international markets. Dr. Schmitz’s service with BASF AG and Rohm and Haas Company contributed to his extensive knowledge of the chemicals industry. In addition, he has gained particular insight into matters relating to public company oversight from his service on numerous public company boards of directors.

Lydia W. Thomas (Nominee for Election)

Age: 67

Committee Memberships: Audit, SH&E (Chair)

Director since: 1994

Term of Office Expires: 2012

Business Experience:

Dr. Thomas has served as a Trustee of Noblis, a nonprofit science, technology and strategy organization, since October 2008 and previously served as President and Chief Executive Officer from 1996 until her retirement in 2007 and as a consultant from October 2007 until October 2008. Prior to Noblis, Dr. Thomas held several executive positions, including Senior Vice President and General Manager, Vice President and Technical Director, at The MITRE Corporation, a not-for-profit organization that provides systems engineering, risk management, research and development, and information technology support to government agencies. Dr. Thomas is a member of the Board of Directors of the Northern Virginia Technology Council, a membership association for the technology community in Northern Virginia; Mueller Water Products, Inc., a manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities; and INOVA Health System, a not-for-profit health care system. She also serves as a member of the Homeland Security Advisory Council to the Secretary of Homeland Security, a Trustee of the Washington Mutual Investors Fund and as a member of the Council on Foreign Relations. She previously served as Vice Chair of the Board of Trustees of George Washington University. Dr. Thomas brings her significant leadership experience and accounting and finance skills gained while serving in executive positions at Noblis and The MITRE Corporation to the Board of Directors. During her more than seventeen-year tenure on the SH&E Committee, Dr. Thomas has demonstrated her expertise in safety and environmental matters. In addition, Dr. Thomas’ substantial knowledge relating to information systems and risk management makes her well qualified to serve as a member of the Audit Committee and Chair of the SH&E Committee.

Mark S. Wrighton (Nominee for Election)

Age: 62

Committee Memberships: Compensation, SH&E

Director since: 1997

Term of Office Expires: 2012

Business Experience:

Dr. Wrighton has served as Chancellor of Washington University in St. Louis since 1995. Prior to 1995, Dr. Wrighton was a faculty member at the Massachusetts Institute of Technology for 23 years where he served as head of the chemistry department from 1987 to 1990, and as Provost from 1990 to 1995. Dr. Wrighton is a member of the Board of Directors of Brooks Automation, Inc., a worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries, and Corning, Inc., a specialty glass and ceramics company, and previously served as a member of the Board of Directors of A.G. Edwards, Inc., a financial services company. Dr. Wrighton brings to the Board his extensive scientific knowledge and understanding of complex technology gained during his more than thirty years of experience as a professor, chemist and research scientist. As the chancellor of a major research university, Dr. Wrighton has developed significant management and leadership experience. In addition, Dr. Wrighton’s service on numerous public company boards provides him with a deep understanding of matters relating to public company management and oversight.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that address the following matters, among others: director qualifications and independence, Board Committees, director retirement, director compensation, Board performance evaluations, Board and Committee meetings, access to senior management, CEO evaluation and succession planning. The Corporate Governance Guidelines are posted on our website (www.cabot-corp.com) under the heading “About Cabot — Governance.”

Director Independence

Our Board of Directors, upon the recommendation of its Governance Committee, has determined that each of Cabot’s non-management directors who served as a director during the fiscal year is “independent” under the Board’s director independence standards as detailed in our Corporate Governance Guidelines. The Governance Committee annually reviews the independence of all directors and reports its finding to the full Board. To assist in this review, the Board has adopted director independence guidelines. In the event a director has a relationship that is not addressed by the independence guidelines, the Governance Committee evaluates the relevant facts and circumstances of the relationship and makes a recommendation to the full Board of Directors about whether the relationship constitutes a material relationship with Cabot. After examining all known relationships between the directors and Cabot, the Board concluded that none of the non-management directors who served as directors during the fiscal year had a material relationship with Cabot.

In evaluating and determining the independence of the non-management directors, the Board considered the following:

Mark S. Wrighton is Chancellor of Washington University in St. Louis (“WUSTL”). Since 2006, Cabot Corporation Foundation has made an annual $60,000 contribution to support a scholar in an MBA program in WUSTL’s McDonnell International Scholars Academy, and has pledged to make a $60,000 contribution in fiscal 2012. Cabot is one of 19 companies who support scholars through this program. In addition, during fiscal 2011, Cabot made a one-time contribution of $150,000 to support the establishment of the Cabot Corporation — Xinsheng Zhang Lectureship, which will become an annual component of the McDonnell Academy and will feature a distinguished global leader to speak on U.S. – China issues. The contribution of $150,000 has been placed in a separate endowment account, established by the Board of Trustees of Washington University, and is devoted to supporting the travel and local expenses of the lecturer and other expenses associated with publicizing and hosting the lectures. The Board determined that the contributions to WUSTL would not impair Dr. Wrighton’s independence or judgment given that the total amount contributed by Cabot was less than 1% of the total contributions made to WUSTL during WUSTL’s 2011 fiscal year. Further, Dr. Wrighton has no personal interest in, nor receives any personal benefit from, these contributions.

Transactions with Related Persons

Policy and Procedures for the Review of Related Person Transactions

Our Board has adopted a written policy for the review and approval or ratification of transactions involving related persons. “Related persons” consist of any person who is or was (since the beginning of the fiscal year) a director, nominee for director or executive officer of Cabot, any greater than 5% stockholder of Cabot and the immediate family members of any of those persons. The Governance Committee is responsible for applying the policy with the assistance of our General Counsel.

Transactions covered by the policy consist of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which (1) the aggregate amount involved will or may be expected to exceed $100,000 with respect to any fiscal year, (2) Cabot is a participant and (3) any related person has or will have a direct or indirect interest (an “interested transaction”).

Under the policy, the following interested transactions have a standing pre-approval from the Governance Committee, even if the aggregate amount is greater than $100,000:

•

Certain sales of stock by executive officers to Cabot. (1) Sales of Cabot stock by an executive officer (including the CEO) to Cabot to pay withholding taxes on vested stock under our long-term incentive program or (2) other sales by executive officers (excluding the CEO) provided that the sale has been approved by our CEO, the per share purchase price is the fair market value of our common stock on the date of sale, the proceeds from the sale to the executive officer do not exceed $500,000, and the sale does not take place during a quarterly blackout period.

•

Certain transactions with other companies. Any transaction between Cabot and another company if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total revenues, or any transaction where Cabot is indebted to another company if the total amount of Cabot’s indebtedness to the other company does not exceed 1% of that company’s total consolidated assets. In both cases, the pre-approval applies if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of the other company’s shares.

•

Employment of executive officers; director compensation. Any employment by Cabot of an executive officer if the related compensation is required to be reported in our proxy statement or if the compensation was approved by our Compensation Committee. Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

•

Other transactions. Competitively bid or regulated public utility services transactions; transactions involving trustee-type services; and transactions where the related person’s interest arises solely from the ownership of our common stock and all common stockholders received the same benefit on a pro rata basis.

Each interested transaction by a related person should be reported to our General Counsel for presentation to the Governance Committee for approval before its consummation or for ratification, if necessary, after its consummation. The Chair of the Governance Committee has the authority to pre-approve or ratify (as applicable) any interested transaction with a related person in which the aggregate amount involved is expected to be less than $500,000. In determining whether to approve or ratify an interested transaction, the Governance Committee and the Chair may take into account such factors as they deem appropriate, which may include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Transactions with Related Persons

Cabot and its subsidiaries had no transactions, nor are there any currently proposed transactions in which Cabot or its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000 and any related person (as defined above) had or will have a direct or indirect material interest reportable under SEC rules, except as described below.

Under our long-term equity incentive program, employees are permitted to satisfy withholding taxes that may be due upon vesting of shares of restricted stock by selling a portion of that stock back to Cabot. These shares are sold to Cabot at a per share price equal to the closing price of Cabot common stock on the date the shares vest. In accordance with this program, Eduardo E. Cordeiro and Brian A. Berube sold shares of Cabot common stock back to Cabot at a per share price of $42.70 to satisfy withholding tax obligations on their shares of Cabot restricted stock that vested in May 2011. Mr. Cordeiro sold 14,883 shares for an aggregate dollar value of $635,504 and Mr. Berube sold 9,707 shares for an aggregate dollar value of $414,489. No other executive officer sold shares to Cabot with a dollar value in excess of $120,000.

As described in detail under “Director Independence” above, we have made certain payments to Washington University in St. Louis where Dr. Wrighton is Chancellor. The Governance Committee determined that Dr. Wrighton did not have a direct or indirect material interest in any of the payments made by Cabot to Washington University.

Non-Executive Chairman of the Board; Executive Sessions

John F. O’Brien serves as Non-Executive Chairman of the Board. Although our Corporate Governance Guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that this leadership structure is appropriate at this time because it allows our Chief Executive Officer to focus on the strategic and operational aspects of our business, while allowing the Non-Executive Chairman of the Board to provide independent leadership of the Board. Our Board recognizes that future circumstances may lead it to change the leadership structure depending on Cabot’s needs at the time, and as such, believes that it is important to retain flexibility. In the future, if the Chief Executive Officer also serves as Chairman of the Board, our Corporate Governance Guidelines require that an independent director be appointed annually as lead director to lead the executive sessions of the non-management directors at Board meetings.

The Non-Executive Chairman of the Board is charged primarily with:

•	presiding over meetings of our Board and stockholders, including executive sessions of the non-management directors;

•	serving as an ex-officio member of each Board committee and, upon invitation, attending committee meetings where possible;

•	establishing an agenda for each Board meeting in collaboration with our CEO and meeting with our CEO following each meeting to discuss any open issues and follow-up items;

•	facilitating and coordinating communication among the non-management directors and our CEO and an open flow of information between management and our Board;

•	in collaboration with the Governance Committee, leading our Board’s annual performance review;

•	meeting with each non-management director at least annually;

•	providing assistance to our CEO by attending selected internal business management meetings and meeting with our CEO as necessary;

•	coordinating the periodic review of management’s strategic plan;

•	in collaboration with the Compensation Committee, leading our Board’s review of the succession plans for our CEO and key senior management and coordinating such officers’ annual performance reviews;

•	working with management on effective stockholder communication; and

•	performing such other duties and services as our Board may require.

Director Attendance at Annual Meeting

Recognizing that director attendance at the annual meeting can provide our stockholders with an opportunity to communicate with Board members about issues affecting Cabot, we actively encourage our directors to attend the annual meeting. In 2011, all of our directors whose term of office continued after the annual meeting attended the annual meeting.

Code of Business Conduct and Ethics

We have adopted Global Ethics and Compliance Standards, a code of ethics that applies to all of our employees and directors, including the Chief Executive Officer, the Chief Financial Officer, the Controller and

other senior financial officers. The Global Ethics and Compliance Standards are posted on our website (www.cabot-corp.com) under the caption “About Cabot — Governance.”

Communications with the Board

Stockholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the Non-Executive Chairman of the Board by calling 1-800-853-7602; by submitting a form on our website that is located under the caption “About Cabot —Governance — Contacting Cabot’s Board of Directors”; or by writing to Cabot Corporation Board of Directors, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277.

Anyone who has a complaint or concern regarding our accounting, internal accounting controls or auditing matters may communicate that concern to the Chair of the Audit Committee by calling 1-800-853-7602; by submitting a form on our website that is located under the caption “About Cabot — Governance — Contacting Cabot’s Board of Directors”; or by writing to Cabot Corporation Audit Committee, c/o Alertline Anonymous, P.O. Box 3767, 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277. All communications to the Board of Directors or the Audit Committee will also be sent to Cabot’s Office of Compliance.

Governance Committee Processes for Director Nominations

Process for Identifying and Evaluating Director Nominees

Generally, the Governance Committee identifies candidates for election to the Board of Directors through the business and other networks of the directors and management. The Committee may also solicit recommendations for director nominees from third-party search firms or any other source it deems appropriate. The Governance Committee’s review and evaluation of a candidate generally includes inquiries as to the candidate’s reputation and background, examination of the candidate’s experience and skills in relation to the Board’s requirements at the time, consideration of the candidate’s independence as measured by the Board’s independence standards, and any other considerations that the Governance Committee deems appropriate. Candidates recommended by our stockholders are evaluated on the same basis as candidates recommended by our directors, management, third-party search firms or other sources.

Procedures for Stockholders to Recommend Director Nominees

The Governance Committee will consider director candidates recommended by stockholders in accordance with the procedures set forth in our by-laws. Those procedures require a stockholder to notify the Company’s Secretary in writing at Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210, of a proposed nominee not less than 60 days and no more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. The notice to the Secretary should include the following:

•	the candidate’s name, age and address;

•	the candidate’s principal occupation or employment;

•	the class and number of shares of Cabot stock, if any, beneficially owned by the candidate;

•	the name and address of the stockholder as they appear on Cabot’s books;

•	the class and number of shares of Cabot stock directly or indirectly held of record, owned beneficially and represented by proxy by such stockholder as of the date of the notice;

•

any “derivative security” directly or indirectly owned beneficially by the stockholder and any other “pecuniary interest” or “indirect pecuniary interest” in Cabot stock, as such terms are defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the candidate specified in the notice;

•

a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between the stockholder and its respective affiliates or associates, or others with whom they are acting in concert, on the one hand, and the candidate and his or her respective affiliates, associates and others with whom any of them are acting in concert, on the other hand;

•	any other information regarding the candidate or stockholder that would be required to be included in a proxy statement relating to the election of directors; and

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a statement signed by the candidate confirming that, if elected, he or she will comply with Cabot’s Global Ethics and Compliance Standards, Policy on Transactions in Securities, Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the directors.

In addition, any person nominated by a stockholder must complete and submit a questionnaire, in a form available from Cabot upon the request of the stockholder, with the notice described above. If the stockholder holds its shares by or through a nominee, the information required to be provided in the notice shall be provided about the person who has the power to direct the voting and disposition of the shares of Cabot stock and who has a pecuniary interest in such shares in lieu of the stockholder.

Board Retirement Policy

The Board of Directors’ retirement policy for non-employee directors requires each director who is not a Cabot employee to submit his or her resignation to the Board prior to, and effective at, the annual meeting of stockholders next following the calendar year of such director’s seventy-second birthday. The Board is authorized to make exceptions to this retirement policy for special circumstances involving the Company.

The Board of Directors also has a retirement policy for employee directors that requires each employee director to submit his or her resignation to the Board (i) prior to and, if accepted, effective at the annual meeting of stockholders following the calendar year of such director’s sixty-fifth birthday, or (ii) if the director ceases to be an employee of Cabot prior to such annual meeting, no later than the date of and, if accepted, effective upon the termination of such director’s employment with Cabot. Each resignation submitted pursuant to this policy is required to specifically state that the resignation is to be effective only upon acceptance by the Board of Directors. In each case, the Governance Committee will consider the resignation and make a recommendation to the Board. If a resignation submitted pursuant to this policy is not accepted, the employee director is thereafter required to submit his or her resignation annually to the Board of Directors for consideration.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis (“CD&A”) section included in this Proxy Statement. The Compensation Committee has also reviewed and discussed the CD&A with members of management who are involved in the compensation process.

Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended September 30, 2011.

The members of the Compensation Committee of the Board of Directors have provided this report:

Henry F. McCance, Chair

John S. Clarkeson

Ronaldo H. Schmitz

Mark S. Wrighton

Compensation Discussion and Analysis

Executive Summary

Our Performance for Fiscal 2011. We had a strong fiscal 2011 as measured by both our financial performance and the execution of our strategy. Our many accomplishments reflect our continued efforts to deliver earnings growth through leadership in performance materials by focusing on margin improvement, capacity expansion and emerging market growth, developing new products and businesses and actively managing our portfolio of businesses. Our financial results and other successes in the year included the following:

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We reported robust segment earnings driven by substantial margin improvements, including benefits from our investments in energy centers and yield technology, resulting in earnings per share (“EPS”) of $3.57 and adjusted EPS of $3.02 for the year. If we included the results from our Supermetals Business, which in August we agreed to sell and thus was reflected as a discontinued operation in our financial statements, adjusted EPS would have been $3.82 per share.

•

We achieved a year earlier than expected our previously announced long-term financial goals relating to adjusted EPS and adjusted return on invested capital (“adjusted ROIC”) and have set a new target for 2014 of adjusted EPS of $4.50 per share with adjusted ROIC in excess of 13%.

•	We ended the year with a strong cash balance of $286 million.

•

We entered into an agreement for the sale of our Supermetals Business at an attractive price, which we believe will reduce the cyclicality of our results in the future. The sale was completed in January 2012.

•	We delivered consistently solid results in our Rubber Black Business and Performance Segment from our value pricing initiatives and investments in new products and technologies.

•	We undertook significant capacity expansions, focused in emerging markets, to enable the next phase of our growth and execution of our strategy, including:

•	adding significant masterbatch production capacity at our carbon black plant in Tianjin, China;

•	commencing capacity expansion of our inkjet color pigment dispersion and polymer lines;

•	commencing construction to expand the production capacity of our fumed silica plant in Barry, Wales;

•	entering into a joint venture with Risun Chemicals Company, Ltd. to construct a new carbon black facility in Xingtai, China;

•	commencing construction of a major expansion of our fumed silica capacity in Jiangxi Province, China with our joint venture partner China National Bluestar (Group) Corporation; and

•	developing expansions of our Rubber Blacks capacity in Indonesia, South America and the EMEA region.

•

With respect to our safety and environmental performance, we continued to perform at world-class levels and maintained our leadership position among our peers, with a total recordable incident rate of 0.35. In addition, our injury severity rate decreased by one-third in fiscal 2011 compared with fiscal 2010.

The bar graphs below illustrate the Company’s strong financial performance for fiscal 2011 compared with fiscal years 2007 through 2010, as measured by adjusted EPS, adjusted earnings, before interest, taxes and depreciation (“adjusted EBITDA”) and adjusted ROIC. These three performance metrics, together with net working capital days, serve as the four financial performance metrics under our short- and long-term incentive compensation plans. Adjusted EBITDA and net working capital days, the metrics used in our short-term incentive compensation plan, reflect our near-term business goals as adjusted EBITDA measures our operating profitability and net working capital days reflects how efficiently we manage the day-to-day cash used to run our operations. The performance-based restricted stock units granted under our long-term incentive compensation program are earned on the achievement of annual adjusted EPS and adjusted ROIC goals over a three-year performance period. These metrics are aligned with our long-term financial goals of improving our after-tax profitability and use of capital, and the targets for the fiscal 2011 awards reflect the long-term goals of achieving adjusted EPS of $3.00 per share and adjusted ROIC of 13% that were in place when those awards were granted. The information in these graphs includes the results from our Supermetals Business because we operated and managed the business for the entire fiscal year and its results were part of the incentive compensation targets we established for fiscal 2011.

Throughout this CD&A, we refer to our adjusted EPS, adjusted EBITDA and adjusted ROIC performance, which are non-GAAP financial measures. Appendix A to this proxy statement contains an explanation of how we calculate these measures.

Characteristics of our Executive Compensation Program. As more fully described below, our executive compensation program is designed to motivate and reward the executive officers for their performance on an annual and long-term basis and to align their interests with those of our shareholders by linking compensation opportunities and amounts to the long-term financial and strategic growth objectives of the Company. The following characteristics of our executive compensation program work to reward performance and reduce the possibility that executive officers will make business decisions that maximize short-term results at the expense of the Company’s long-term value:

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Balanced Mix of Pay Components: The target compensation mix is not overly weighted toward annual short-term incentive (“STI”) awards and represents a balance of cash, stock options and long-term incentive (“LTI”) awards, both performance- and time-based, that vest over three years.

•	Significant Performance-Based Compensation: More than half of the total compensation awarded to our executive officers is performance-based.

•	Balanced Approach to Performance-Based Awards:

•

STI and LTI incentive compensation performance targets are tied to financial metrics that reflect our near- and longer-term business goals, including, for fiscal 2011, adjusted EBITDA, net working capital days, adjusted EPS and adjusted ROIC.

•	STI awards are based on an assessment of individual leadership qualities and contributions toward the achievement of strategic goals, in addition to financial metrics.

•	STI and LTI programs provide for different percentage payouts based on the level of performance.

•	The shares issuable upon vesting of performance-based awards depends on the degree of achievement of financial performance metrics for each year within the three-year performance cycle.

•	Capped Incentive Awards: STI award payouts are capped at 200% of target and performance-based restricted stock unit payouts are capped at 150% of target.

•	Committee Discretion to Reduce STI Awards. The Compensation Committee retains discretion to reduce STI awards in appropriate circumstances.

•

Stock Ownership Guidelines: Our guidelines require the CEO to own equity in Cabot with a value of five times salary and other members of the management Executive Committee to own equity in Cabot with a value of three times salary.

•	No Excise Tax Gross-Ups: In 2012, we eliminated all excise tax gross-up payments.

•	Eliminated Automatic Acceleration of Equity Awards upon a Change in Control: For awards issued after March 8, 2012, we eliminated the automatic acceleration of equity awards upon a change-in-control.

•	Limited Perquisites: We provide a modest level of perquisites to our executive officers, consisting primarily of financial planning services and an executive physical examination.

•	Hedging Policy: Our executives are not permitted to engage in any transaction in which they may profit from short-term speculative swings in the value of our securities.

At our 2011 Annual Meeting, in our first “Say on Pay” proposal, 92% of the votes cast were in favor of the compensation of our named executive officers. The Committee considered this very positive support for our compensation and continued to make compensation decisions consistent with our stated executive compensation philosophy and objectives.

Changes to be implemented in 2012 that address compensation best practices. During the year, the Compensation Committee reviewed the competitiveness of the benefit provided by the Senior Management Severance Protection Plan (the “Severance Plan”) and the change-in-control provisions contained in the long-term equity compensation program. Based on this review, the Board of Directors determined that it was in the best interest of the Company to make certain changes and adopted the following improvements.

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Effective January 13, 2012, we amended the Severance Plan to eliminate the requirement that we make a participant whole for any excise tax payable by the participant on certain change-in-control payments and benefits (the “280G tax gross up”). At the same time, we reviewed the competitiveness of the Severance Plan. We increased the benefit under it to provide a more competitive total compensation program to our CEO and the members of our management Executive Committee to continue to retain these individuals during periods of uncertainty as to their future employment with us. The Severance Plan has a “double trigger,” meaning that benefits are paid only in the event the participant’s employment is terminated without cause or by the participant for good reason following a change in control.

•

Effective January 13, 2012, we amended our 2009 Long-Term Incentive Plan to eliminate the automatic, “single trigger” acceleration of vesting of equity awards upon a change in control for awards granted on or after March 8, 2012. The Compensation Committee will retain authority to accelerate the vesting of awards and intends to implement “double trigger” vesting in connection with a change in control.

Performance-Based Awards and Payouts. We believe 2011 incentive compensation appropriately reflected our strong financial performance as well as the individual performance of our executive officers. The percent of total direct compensation (which consists of base salary, STI, LTI and any other direct compensation paid during the year) awarded to our CEO for fiscal 2011 that was performance-based (meaning STI and the grant date value of the performance-based restricted stock units and stock options) was 58%. This percent is lower than the percent of performance-based compensation paid to Mr. Prevost in fiscal 2010 because Mr. Prevost’s compensation for 2011 includes the value of a one-time award of time-vested restricted stock units made to help him cover the significant loss he incurred in the year on the sale of his home in Germany, which is described below under the heading “Additional Compensation awarded to Mr. Prevost”. Excluding the value of this award, the percent of direct compensation paid to Mr. Prevost that was performance-based was 65%. The percent of total direct compensation awarded to our other named executive officers for fiscal 2011 that was performance-based was approximately 57%.

For payments made under the STI program, the portion of the award opportunity based on corporate performance paid out at 138.4%. The Company’s adjusted EBITDA achievement for fiscal 2011 was between the target and the maximum performance goals established by the Committee. However, the Company did not achieve its net working capital (“NWC”) goals and no payments were made on the basis of this metric. The balance of the STI awards made to each named executive officer reflected each officer’s strong individual performance and leadership during the year. The total STI award paid for the year to our CEO was 144% of his target award opportunity and for our other named executive officers ranged from 130% to 148% of their target award opportunities.

The LTI awards for fiscal 2011 were in the middle of the target value range for each officer established by the Committee. With respect to outstanding cycles of performance-based restricted stock units, the number of shares earned on the basis of fiscal 2011 performance was 150% of target for year two of the 2010 awards and 143.5% of target for year one of the 2011 awards.

The first part of the remainder of this Compensation Discussion and Analysis (“CD&A”), entitled “Compensation Philosophy, Objectives and Process”, discusses in greater detail the goals of our compensation program for executives and the structure in place to align our program with those objectives. The second part, “Description of the Structure of each Element of Compensation”, provides an overview of the programs we have in place to compensate our executives and an analysis of the function of each program in achieving our compensation objectives. The third part, “2011 Compensation Analysis”, provides an analysis of compensation decisions for fiscal 2011.

Compensation Philosophy, Objectives and Process

Continuing to position Cabot for future success requires high caliber talent to support our strategy to grow earnings through leadership in performance materials. Our executive compensation program is designed to provide a competitive and internally equitable compensation and benefits package that rewards individual and Company performance, and reflects job complexity and the strategic value of the individual’s position while ensuring long-term retention and motivation. We seek to accomplish these goals in a way that is aligned with the long-term interests of our shareholders.

To achieve these goals, our executive compensation program follows these principles:

•	Offer a total compensation and benefits opportunity that is competitive in our industry;

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Reward executives based on our business performance by closely aligning a substantial portion of the compensation paid to our executives with the performance of the Company on both a short- and long-term basis;

•	Set performance goals that support the Company’s long-term financial goals;

•	Motivate individual performance by rewarding the specific performance and achievements of individual executives and their demonstrated leadership; and

•	Align the financial interests of our executives and our stockholders through equity grants and share retention guidelines.

The Compensation Committee

As discussed under “The Board of Directors and its Committees — Compensation Committee”, on page 7, the Compensation Committee is charged with all compensation actions related to members of the Company’s management Executive Committee, which consists of Mr. Prevost and the officers who report directly to him. The Compensation Committee’s complete roles and responsibilities are set forth in the written charter adopted by the Board of Directors, which can be found at www.cabot-corp.com under “About Cabot — Governance.”

Role of the Compensation Consultant

The Compensation Committee has retained Pearl Meyer & Partners (“PM&P”) as its independent compensation consultant. PM&P reports directly to the Compensation Committee and does not provide any other services to Cabot. When directed to do so by the Committee, PM&P works cooperatively with Cabot’s management to develop analyses and proposals for presentation to the Committee. The Committee generally relies on PM&P to provide it with comparison group market data and information as to market practices and trends, to assess the competitiveness of the compensation we pay to our CEO and other executives, and to review the Committee’s proposed compensation decisions. PM&P does not make specific base salary and/or short- and long-term incentive award recommendations, although it does provide external competitive market award data for the Committee and our CEO to consider. In fiscal 2011, the consulting services provided by PM&P also included reviewing the composition of the compensation peer group, preparing a preliminary pay-for-performance analysis, reviewing the competitiveness of our severance protection and change-in-control arrangements, providing advice on the new share request under our 2009 Long-Term Incentive Plan included in this proxy statement, and providing advice on whether our compensation policies and practices create any material risks.

PM&P attends all regularly scheduled meetings of the Compensation Committee as well as most of the preparatory meetings with the Committee Chair. PM&P attends executive sessions of the Committee as requested by the Committee.

Role of the Chief Executive Officer and Other Officers

Our CEO and the Company’s Vice President of Human Resources, working with internal resources as well as PM&P, propose to the Committee the design of our executive compensation programs and recommend modifications to existing, or the adoption of new, plans and programs. In addition, our CEO recommends to the Committee the performance metrics used to determine payouts under our STI and LTI programs, and each executive officer’s individual performance goals are jointly developed by the executive and the CEO.

Before the Committee makes compensation decisions, the CEO provides his assessment of each executive officer’s performance, other than his own, addressing such factors as the officer’s achievement of individual goals, leadership accomplishments, contribution to Cabot’s performance and the achievement of Company goals, areas of strength and areas for development. He then makes specific award recommendations. In preparing compensation recommendations for the Committee, our CEO and Vice President of Human Resources and other internal resources review compensation and survey data compiled by PM&P for similarly-situated executives at our peer group of companies and specific external competitive market award data provided by PM&P. Mr. Prevost attends Compensation Committee meetings but is not present for, and does not participate in, the discussions concerning his own compensation. All decisions relating to the compensation of our executive officers are made solely by the Committee and are reported to the full Board of Directors.

Use of Benchmarking Comparison Data

The Committee targets executive compensation so that target total annual cash and long-term compensation opportunities for each executive are competitive with comparable positions at a group of comparable companies. We believe this allows us to successfully attract and retain the high caliber and experienced executive talent critical to our long-term success. To gauge the reasonableness and competitiveness of executive compensation determinations, the Committee considers compensation data for similarly-situated executives at a comparison group of companies, which we refer to as our peer group. The comparison group consists of companies in the diversified chemicals or specialty chemicals industries with similar products and services and comparable revenues and market capitalization to Cabot.

The Committee, with input from management and PM&P, annually reviews the companies included in our peer group and may add or eliminate companies as determined appropriate. For purposes of fiscal 2011 compensation matters our peer group consisted of:

A. Schulman, Inc.	Lubrizol Corp.
Albemarle Corp.	OM Group, Inc.
Arch Chemicals Inc.	PolyOne Corp.
Cytec Industries Inc.	Rockwood Holdings
Ferro Corp.	RPM International Inc.
FMC Corp.	Sigma-Aldrich Corp.
H.B. Fuller	W.R. Grace & Co.

The Committee reviewed the peer group companies during 2011 and for fiscal 2012 has removed Lubrizol, which agreed to be acquired by Berkshire Hathaway, and added Chemtura Corp., Eastman Chemical Co., Solutia Inc., and Valspar Corp. The size of the peer group was expanded to align with market practices and provide a broader comparison group.

The Committee and management also consider compensation survey data. The survey data used is based on information reported in various Towers Wyatt and Mercer Human Resources Consulting surveys. For positions where peer group and survey data are available, the data is averaged to also provide a market composite perspective for compensation other than long-term incentive compensation.

Factors Considered in Determining Amounts of Compensation

The key factors the Committee considers in determining an executive officer’s total compensation opportunity include the executive officer’s role and level of responsibility, performance, leadership, experience, employee retention, internal equity (the relationship of pay among the executive officers in the context of their responsibilities) and external competitiveness. The actual compensation for each executive officer may be above or below the officer’s target compensation opportunity and above or below the intended market level depending largely on the degree to which Company and individual performance objectives are achieved.

Over the past two years, the Compensation Committee has been rebalancing the allocation of total direct compensation paid to our executive officers. Historically, base salaries and short-term incentive compensation have been below mid-market of the benchmarking data and long-term incentive compensation has been at approximately the 75th percentile of the benchmarking data. The Compensation Committee intends, over time, to set our executives’ base salaries and target level short-term incentive payouts generally at the mid-market of the benchmarking data and target long-term incentive award values generally at the 65th percentile of the benchmarking data. With these changes, slightly less weighting will be placed on long-term equity awards than in the past, which the Committee believes will result in a more appropriate balance between short- and long-term incentive compensation for the Company.

At least annually the Committee reviews tally sheets that detail all elements of an executive officer’s compensation and benefits for the current and immediately prior fiscal years, as well as a projection of compensation for the upcoming year. The tally sheets currently include the executive officer’s base salary, short-term incentive compensation awards, the value of long-term incentive awards at the time they were awarded, any unrealized gain on unvested long-term incentive awards at the end of the fiscal year, dividends or dividend equivalents paid on unvested awards, the value of accrued benefits under the Cabot retirement plans, the value of health, disability and life insurance and of financial planning assistance, and amounts payable upon termination of employment, including upon a change in control. The tally sheets are provided to the Committee as a means to review the total compensation and benefits package and the impact of compensation decisions. After reviewing the tally sheets, the Compensation Committee made no changes to the current compensation program or any individual executive officer’s proposed compensation for 2011 in light of the information set forth in the tally sheet.

Each November, the Committee (i) determines any adjustments to base salaries, with any adjustment made to be effective the following January, (ii) sets corporate performance metrics applicable to the STI and LTI programs for the new fiscal year, (iii) makes LTI awards, and (iv) establishes compensation goals and maximum payment levels under the Short-Term Incentive Compensation Plan (the “STI Plan”) for the new fiscal year for each named executive officer. The annual compensation process also concludes at the Committee’s meeting in November, when the Committee evaluates the Company’s performance against criteria set for the just-concluded performance period and on this basis determines amounts payable under the STI program.

Developing Company Performance Metrics

The performance metrics we set support our short- and long-range plan and business strategy. For fiscal 2011, we selected a total of four different financial metrics for our STI and LTI plans to capture the performance we are seeking to achieve on both a short- and longer-term basis, and to promote well-rounded management performance. In setting our short and long-range performance metrics, we begin with our annual and long-range business plans and consider other factors including our past variance to targeted performance, economic and industry conditions and industry sector performance. We set challenging, but realistic, goals for the Company and our executives to drive the achievement of our short- and long-term objectives. We recognize that the metrics we use may need to change over time to reflect new priorities and business circumstances. Accordingly, we expect to reassess the performance metrics annually.

Description of the Structure of each Element of Compensation

Our executive compensation program consists of three primary components: base salary, short-term incentive bonuses, and long-term incentive compensation. In addition to these primary components, we provide our executives with retirement, severance, health and other personal benefits described below.

Base Salary

Base salary provides a secure base of compensation in an amount that recognizes the role and responsibility of the executive officer, as well as his experience, performance and contributions. The Committee considers base salary increases for our executive officers, including the named executive officers, annually. The amount of any increase is based primarily on the named executive officer’s performance, the level of his responsibilities, internal equity considerations and the external competitiveness of his base salary and overall total compensation. The Committee’s review of these factors is subjective and no fixed value or weight is assigned to any specific factor when making salary decisions.

Short-Term Incentive Compensation

Our annual STI program is designed to motivate and reward our executive officers in achieving the Company’s short-term financial and operational objectives and the executive’s individual goals. Our STI Plan is designed to comply with Internal Revenue Code Section 162(m) and thereby is designed to allow for the full tax deduction for annual incentive payments made under it. This Plan includes a maximum amount for the awards that can be paid to our CEO and the other named executive officers. For fiscal 2011, the Committee determined the amount of the annual incentive awards that would be paid to the named executive officers, which was less than the Plan maximum, based on the achievement of pre-established corporate and individual goals, as described below. For our executive officers, 70% of their award is based on the degree to which these corporate performance goals are achieved and 30% is based on their individual performance and achievements. For our 2011 fiscal year, the two financial metrics used to measure corporate performance for determining payouts were: (i) adjusted EBITDA, which had an 80% weighting and (ii) net working capital (“NWC”) measured in days, which had a 20% weighting. These metrics and their assigned weights reflect our near-term business goals, as adjusted EBITDA measures our operating profitability and NWC measured in days reflects how efficiently we manage the day-to-day cash used to run our operations.

The annual target incentive opportunity for our named executive officers is expressed as a percentage of base salary, which is 100% for Mr. Prevost and 60% for the other named executive officers. The actual short-term cash incentive paid to an executive can range from 0% to 200% of his target and depends on the degree to which the corporate performance goals are attained and on his individual performance.

With respect to the corporate goals, threshold, target, stretch and maximum goals for adjusted EBITDA and NWC are established by the Committee at the beginning of the fiscal year. The percent of the target bonus opportunity that is payable with respect to each metric on the basis of the Company’s performance against these goals is as follows:

Degree of Performance Achieved	Percent of target bonus opportunity payable with respect to each metric
Below Threshold	0%
Threshold	50%
Target	100%
Stretch	125%
Maximum	200%

The payout on performance between the nearest reference points is interpolated on a straight line basis. In addition, if the threshold adjusted EBITDA goal is not achieved, none of the target bonus opportunities applicable to either corporate performance objective is payable. Even if the corporate financial goals are achieved, the Committee nonetheless retains discretion to decrease the amount of the awards based on our achievement of other corporate goals in the areas of safety and environmental performance and with respect to customers and innovation.

As explained above, 30% of an executive officer’s target bonus relates to individual job performance, and the actual amount paid on this basis can range from 0% to 200% of that 30% target bonus. At the beginning of the fiscal year, the Compensation Committee, with input from the other independent directors, establishes the personal objectives for our CEO, and each executive develops with the CEO his personal objectives for the year. In assessing each executive’s individual performance, the Committee considers the officer’s personal achievements, including his achievements against his personal objectives, as well as his individual contributions to the management team, leadership and management of his business, region or function.

The Committee does not assign specific numerical weightings or ratings to the individual goals and the performance of each officer is evaluated as a whole. Furthermore, there are no formal threshold levels of achievement applicable to the individual performance component of the STI program. Ultimately, the determination of the payout of the portion of the total bonus paid for individual performance is based on the subjective judgment of the Committee after reviewing all factors.

The threshold financial metrics established for fiscal 2011 and the amounts paid for fiscal 2011 are described below under 2011 Compensation Analysis.

Long-Term Incentive Compensation

We believe it is important to provide our executives with a long-term incentive award to promote retention, incent sustainable growth and long-term value creation, and to further align the interests of our executives with those of our shareholders by exposing the executive to stock price changes during the performance and vesting periods.

In 2008, the Compensation Committee established for each executive officer an LTI target award value range that it uses as a guide to establish the value of equity awards that may be granted to the officer for a particular fiscal year. The award value range for each executive officer was developed from an evaluation of market data obtained from PM&P for equity incentive compensation grant practices for comparable positions at companies in Cabot’s peer group and compensation survey reports, and an assessment of the individual’s position, role and responsibilities within the Company, the overall competitiveness of his total direct compensation, and internal equity considerations based primarily on each executive’s job responsibilities, effectiveness and experience. The Committee has continued to use these award value ranges as they continue to generally reflect target opportunities for comparable positions at companies in the peer group. In determining the value of equity awards to be granted in a particular year, the Committee also considers current competitive market information for a general understanding of competitive equity compensation practices and the impact of the grants on equity incentive plan share usage, share dilution, the Company’s compensation expense and employee retention concerns.

When making LTI awards, the Compensation Committee first determines the total value of the award, and then delivers that value in three components: performance-based stock units representing 35% of the value of the award, stock options representing 35% of the value of the award, and time-based stock units representing 30% of the value of the award.

Performance-based restricted stock units

The performance-based restricted stock unit awards vest at the end of three years, and the number of shares issuable, if any, when the award vests, will depend on the degree of achievement of corporate performance metrics for each year within the three-year performance period. Based on the degree to which we achieve the performance metrics, an executive may earn between 0% and 150% of the number of stock units allocated to this portion of his award. For 2011 awards, the two financial metrics used to measure corporate performance were: (i) adjusted EPS, which has a 65% weighting, and (ii) adjusted ROIC, which has a 35% weighting. Threshold, target and maximum goals were established for these metrics for each year in the three-year performance cycle, and will be used to calculate the number of shares that will be issuable for a particular year when the award vests in accordance with the following payout curve.

Degree of Performance Achieved	Percent of shares issuable with respect to each metric
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	150%

The payout on performance between the nearest reference points is interpolated on a straight-line basis. In valuing the performance-based stock units for purposes of determining the amount to be granted, the Committee assumes that the Company will achieve target performance against the financial goals.

Stock options

The stock options are granted with an exercise price equal to 100% of the closing price of Cabot’s common stock on the date of grant. The stock options vest over a three-year period (30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant) and have a ten-year term.

Time-based stock units

The time-based stock units vest in their entirety at the end of three years. During the restricted period, participants receive dividend equivalents, in cash, on each restricted stock unit when and if dividends are declared and paid on the Company’s outstanding shares of common stock. The objective of providing such dividend equivalent payments is to help focus our executives on, and to reward them for, managing the business to produce cash that is capable of being distributed to shareholders in the form of a dividend. Dividend equivalents also mirror the income generation associated with stock ownership. When the stock units vest, they will be converted to shares of Cabot common stock.

We believe these equity incentive awards have been effective in achieving our compensation objectives (such as rewarding performance and the execution of our business strategy, employee retention and attraction, and aligning the interests of our executives with our shareholders). All of the awards promote alignment with our shareholders in share price appreciation. In addition, performance-based restricted stock units reward performance and the execution of our goal to deliver year-over-year growth in earnings and to increase the operating profit we generate relative to the capital we invest in our businesses. Time-based restricted stock units encourage employee retention by providing some level of value to executives who remain employed for three years. Restricted stock units also support an ownership culture and thereby encourage our executives to take actions that are best for Cabot’s long-term success. The multi-year vesting conditions applicable to all of these awards also encourage employee retention. Importantly, although each of these equity awards provides a competitive economic value on the date of grant, their ultimate value to an executive will depend upon the degree to which we achieve objectively measurable performance metrics and the market value of our common stock after the end of the vesting period. That value will be largely dependent upon our performance, our stock price appreciation and market dynamics.

Risk Assessment

We believe our approach of setting goals based on multiple performance criteria, setting of targets with payouts at multiple levels of performance, capped payments and evaluation of performance results and discretion to reduce the amount of an STI award assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Further, we use different financial metrics to determine award amounts under our STI and LTI programs. Although the corporate performance metrics that determine payouts under these programs for certain business segment leaders are based in part on the achievement of business segment metrics, the metrics that determine payouts for our executive officers are company-wide metrics only. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of Cabot and our shareholders as a whole. Our Compensation Committee reviews and approves the design, goals and payouts under our STI and LTI plans and approves each executive officer’s compensation. In addition, the Committee retains discretion to reduce STI awards in appropriate circumstances. The mix of types of equity awards used under our long-term incentive program also mitigates risk. Further, to reduce the likelihood of inappropriate risk-taking and to account for the time horizon of risk, we have a share ownership policy, capped payments under our annual STI program and our performance-based restricted stock units and impose multi-year vesting on our equity awards. We monitor the risks associated with our executive compensation programs on an on-going basis. In September 2011, management presented the Committee with the results of a study it conducted of our compensation programs to assess the risks arising from our compensation policies and practices. The Committee agreed with the study’s findings that these risks were within our ability to effectively monitor and manage and that these risks are not reasonably likely to have a material adverse effect on the Company.

Share Ownership Guidelines

To further align the interests of our executives and our stockholders, in November 2008 we adopted share ownership guidelines for members of our management Executive Committee. Under our guidelines, we expect our CEO to own equity in the Company of five times salary, and each other officer who reports directly to the CEO to own equity of three times salary. Officers who were members of the Executive Committee at the time these guidelines were adopted are expected to achieve them by November 2013, five years after their adoption. New members of the Executive Committee are expected to achieve these ownership guidelines within a five-year period. The Compensation Committee reviews compliance with these guidelines on an annual basis.

Recoupment of Compensation

As required by the provisions of the Dodd-Frank Act, the Company plans to adopt a policy to recover incentive compensation from our executive officers in the event of an accounting restatement. As the provisions of the Dodd-Frank Act are subject to specific SEC rulemaking, management has determined that it is in the best interest of the Company to postpone adopting a recoupment policy pending this rulemaking.

Retirement and Other Benefit Programs

The named executive officers participate in the full range of benefits and are covered by the same plans and on the same terms as provided to all full-time U.S. salaried employees (with certain exceptions for employees covered by collective bargaining agreements).

Retirement Plans. The U.S. retirement plans have been designed to work with Social Security to replace 70-80% of pre-retirement base pay for an employee working for Cabot for 30 years and retiring at age 65. The benefits consist of matching contributions and ESOP allocations under the Company’s tax-qualified Retirement Savings Plan (“RSP”) (a defined contribution plan), and quarterly accruals under the Company’s tax-qualified Cash Balance Plan (a hybrid pension plan). In addition, we provide benefits to our executives under the Supplemental RSP and Supplemental Cash Balance Plan, which allows us to provide benefits comparable to those that would be available under the tax-qualified plans if the maximum limits established by ERISA and the Internal Revenue Code did not apply. These supplemental plans use the same benefit formulas as the qualified plans, and use the same types of compensation to determine benefit amounts.

Change in Control Severance Plan. We provide severance benefits under our Severance Plan to all of our executive officers and certain other senior-level executives if their employment is terminated following a change in control. We provide these severance benefits because we believe that some severance arrangements and financial protection in the event of a change in control is necessary to enable executives to maintain their focus on Cabot and its business during periods of uncertainty as to their future employment with us. The provisions of the Severance Plan are described under the heading “Potential Payments following a Change in Control — Severance Plan” on page 53.

Deferred Compensation Plan. Our Deferred Compensation Plan permits eligible employees, including our named executive officers, to voluntarily defer up to 50% of their salary and any short-term incentive bonuses and to receive a return based on the Moody’s Corporate Bond Rate. The ability to defer income is provided to executive officers as a way to assist them to save for future financial needs with relatively little cost to us. The amounts deferred are a general obligation of ours and we may use the cash that has been deferred for our general corporate purposes.

Health and Welfare Plans. The health and welfare plans are the same as those offered to all other employees working in the same country.

Death Benefit Protection. The death benefit protection plan provides our executives with a death benefit equal to three times the executive’s base salary, payable to his beneficiary at the time of his death.

Perquisites. We provide our executive officers a modest level of perquisites, consisting principally of financial planning services and an executive physical examination. We provide these benefits to help our executives maintain their health and manage their finances, in both cases so that they are able to focus their attention on Cabot’s business.

2011 Compensation Analysis

Base Salary

Each of our named executive officers received an increase in his base salary for 2011. The increases reflected the individual performance of the executive, internal equity considerations, and individual job responsibilities. The increases also addressed external competitiveness matters. The Compensation Committee has a strategy of targeting these salaries, over time, at the 50th percentile of the benchmarking data. The base salaries, on average, have been below this level and the increases reflected, in part, the Committee’s intention to align base salaries with competitive market practices and reward individual performance. Base salary increases from calendar 2010 to calendar 2011 for our named executive officers averaged 6%. Mr. Prevost’s salary increase was 5.9%. With these increases, base salary levels of our named executive officers for 2011 were at or below the 40th percentile of the market composite data.

Short-Term Incentive Compensation Payouts

The Compensation Committee set performance goals for the 2011 STI program based on adjusted EBITDA and NWC days.

The target bonus for Mr. Prevost is 100% of his base salary and his maximum bonus is 200% of base salary. The target bonus for each of the other named executive officers is 60% of his base salary, with a maximum of 120% of his base salary. As described above, for our executive officers, 70% of their award is based on the degree to which the corporate performance goals are achieved and 30% is based on their individual performance and achievements.

For fiscal 2011, the Compensation Committee established the following mix of Company performance measures for the STI program:

Objective	Weight
Increase in adjusted EBITDA	80%
Decrease in NWC days	20%

The table below details the financial objectives and results for the Company against which all of the executive officers were evaluated. The portion of the award opportunity based on our corporate performance paid out at 138.4%, reflecting our strong adjusted EBITDA performance, offset by our failure to achieve the threshold level of NWC performance.

2011 Short-Term Incentive Plan Company Targets and Results

	Threshold Level	Target Level	Stretch Level	Maximum Level	2011 Results	Percent Payout
Adjusted EBITDA	$370 million	$450 million	$470 million	$530 million	$508 million	172.5%
Net Working Capital Measured in Days	90 days	88 days	86 days	82 days	94 days	0%
Total						138.4%

For purposes of determining the Company’s performance relative to these adjusted EBITDA goals, the Committee included the results of our Supermetals business. As required under accounting rules, in our financial statements, these results are reflected as “discontinued operations” and would not normally be included in the calculation of adjusted EBITDA because we entered into an agreement to sell this business during the year. However, because we continued to operate and manage the business during the entire fiscal year and until the transaction closed in January 2012, the Committee included these results in calculating our adjusted EBITDA performance for determining payouts under the incentive plans.

In addition to these performance metrics, the Committee also reviewed the Company’s progress with respect to safety, health and environmental performance and the achievement of other corporate goals with respect to innovation and customers. The STI awards made reflect each executive officer’s contribution to the Company’s financial performance, excellent execution on strategic goals and strong positioning for long-term growth. The award made to Mr. Prevost also recognized Mr. Prevost’s exceptional performance against his individual goals and his leadership in the following areas:

•

The Company continued to deliver adjusted earnings growth despite slightly reduced volumes for the year. In fiscal 2011, the Company achieved robust earnings with $3.82 of adjusted earnings per share (including the results of our Supermetals business) and 16% adjusted return on invested capital. In addition, during the year the Company achieved its previously announced long-term adjusted EPS and adjusted ROIC goals and set a new target of achieving adjusted EPS of $4.50 per share in 2014 while delivering in excess of 13% adjusted ROIC.

•

The Company entered into an agreement for the sale of its Supermetals Business, which was completed in January 2012. This transaction allows us to focus resources on our primary expertise, which is specialty chemicals and performance materials, and we believe will also reduce the cyclicality of Cabot’s financial results in the future.

•

The Company made significant progress in research and development activities for energy recovery and process technology, as well as new product development. These projects will produce operating efficiencies, cost-savings and new products and services that will improve our long-term growth potential and our long-term return on assets.

•

The Company continued to invest in capacity expansions, including in emerging markets, to deliver future volume and earnings growth. This work will begin to pay off in fiscal 2012 as additional masterbatch and fumed silica capacity becomes available in China, additional rubber blacks capacity becomes available in Indonesia and additional inkjet capacity becomes available in the United States. In China, we also established a new joint venture partner relationship with the intention to build our third carbon black manufacturing site in that country.

•

Under Mr. Prevost’s leadership, the Company rearticulated Cabot’s Values of Integrity, Respect, Excellence and Responsibility. The Company has always believed that the manner in which financial and strategic objectives are achieved is important. During the year our core set of Values were reviewed and the rearticulated Values were rolled out to the organization. During the performance review process, these Values will continue to be used to assess how objectives are achieved.

•

Mr. Prevost continued to develop a pipeline of future leaders. The Company retained key leaders, took concrete steps on senior leadership succession planning and enhanced leadership development programs that will produce long-term results for the Company.

The awards made to the other executive officers also recognized the following significant accomplishments of each individual.

Eduardo E. Cordeiro, EVP and Chief Financial Officer:

•

With Mr. Cordeiro’s disciplined financial focus, the Company continued to deliver adjusted earnings growth, met or exceeded almost all financial targets and maintained a strong cash flow and balance sheet to provide financial strength for investment.

•

Mr. Cordeiro directed a number of key financial initiatives in the areas of tax planning and global cash management and in the year the Company entered into a new revolving credit facility on attractive terms.

•	Mr. Cordeiro continued to provide strong guidance to our corporate strategy and business development efforts, including in connection with the divestiture of the Supermetals business.

•	Under Mr. Cordeiro’s direction, the Information Technology function continued to reduce the Company’s IT risk exposure and successfully implemented a global upgrade of our ERP system.

•	Mr. Cordeiro increased the Company’s visibility in the business and investment community.

•	Mr. Cordeiro continued to make progress in developing a strong finance organization.

David A. Miller, EVP and General Manager, Core Segment, Americas Region:

•	Under Mr. Miller’s leadership, fiscal 2011 EBITDA in the Rubber Black’s Business increased 32% over fiscal 2010.

•

Under Mr. Miller’s direction, the Rubber Blacks Business began significant capacity expansion plans in China, Indonesia, South America and Europe. In addition, the Company enhanced its position in China by establishing a new joint venture partner relationship in the Rubber Blacks Business.

•

Substantial progress was made in the year toward our goal of building a world class globally integrated supply chain function for the carbon black business to improve cost efficiency and customer satisfaction.

•	In addition to his responsibilities as general manager of the Core Segment and the Americas Region, during the year Mr. Miller assumed responsibility for the Company’s global engineering function.

•

Mr. Miller’s disciplined focus on manufacturing excellence continued to drive initiatives to continuously improve our manufacturing IT infrastructure, which enable important improvements in product yield, feedstock optimization, environmental compliance and asset reliability.

Brian A. Berube, VP and General Counsel:

•	Mr. Berube continued to provide strong legal guidance and support to our M&A and other strategic activities, including the divestiture of the Supermetals business.

•	Under Mr. Berube’s leadership, the Law Department provided strong legal support to our businesses, particularly in the negotiation of important joint venture and commercial supply arrangements.

•	Under Mr. Berube’s direction, the Law Department made substantial progress on significant litigation and environmental matters.

•	The Law Department played a leadership role, on a global basis, in shaping corporate policies and developing ethics and compliance training programs.

•

Under Mr. Berube’s direction, the Law Department played a key role in the negotiation and finalization of an important cross-license of technology and a technology acquisition important to our new business development activities. The Department also continued to play an instrumental role in the successful defense of Cabot’s intellectual property.

•	Mr. Berube continued to make progress in further strengthening the legal function.

Sean D. Keohane, VP and General Manager, Performance Segment:

•	With Mr. Keohane’s continued focus on margin improvement, fiscal 2011 earnings for the Performance Segment increased 12% over fiscal 2010.

•	The Performance Segment renegotiated an important long-term commercial relationship in the fumed silica business.

•

Under Mr. Keohane’s leadership, we continued to implement our value pricing strategy to optimize our sales product mix. The Performance Segment also made critical progress in the development of new products and services.

•

The Performance Segment continued to implement its asset optimization strategy, and in the fiscal year added manufacturing capacity for the masterbatch business in China, developed plans for increasing fumed silica capacity in China and Wales, and closed its masterbatch manufacturing operations in Grigno, Italy with no customer disruption.

•	Mr. Keohane has been instrumental in the development and implementation of several initiatives in the area of marketing for the Company.

Based on the Company’s performance against the financial goals established for the STI program and the assessment of each officer’s performance and accomplishments, the following STI awards were made for fiscal 2011:

Name	2011 STI Award
Patrick M. Prevost	$1,300,000
Eduardo E. Cordeiro	$372,000
David A. Miller	$322,000
Brian A. Berube	$273,000
Sean D. Keohane	$298,000

Long-Term Incentive Compensation Awards

As described above, the Compensation Committee has established an LTI award value range for each executive officer which it uses as a guide to establish annual LTI target awards. The value of the LTI target awards made for fiscal 2011, which are set forth in the table below, were in the middle of the target value range for each officer. In making these awards the Committee considered our strong performance in fiscal 2010, the need to retain these executives to achieve our long-term strategic objectives and external competitive market data.

Name	2011 LTI Target Award Value
Patrick M. Prevost	$3,200,000
Eduardo E. Cordeiro	$750,000
David A. Miller	$750,000
Brian A. Berube	$550,000
Sean D. Keohane	$550,000

The number of time-based restricted stock units, stock options and performance-based restricted stock units issued to reflect the foregoing target award values are included in the compensation tables that follow this discussion.

As explained above, the performance-based restricted stock units vest at the end of three years, but the number of shares issuable, if any, when the award vests, will depend on the degree of achievement of annual corporate performance metrics within the three-year performance period. Based on the degree to which we achieve the performance metrics, an executive may earn between 0% and 150% of the number of stock units allocated to this portion of his award. The following table shows the Company goals and weighting that the Committee set for the first year of the 2011 performance-based restricted stock units and the second year of the 2010 performance-based stock units, our degree of attainment of these goals and the percent of the awards earned.

Company Targets and Results for Year One

of Performance-Based Restricted Stock Units granted for Fiscal 2011

	Weight	Threshold Level	Target Level	Maximum Level	2011 Results	Percent Earned
Adjusted EPS	65%	$1.85	$2.75	$3.65	$3.47	140%
Adjusted ROIC	35%	9%	12%	15%	15%	150%
Total						143.5%

Company Targets and Results for Year Two

of Performance-Based Restricted Stock Units granted for Fiscal 2010

	Weight	Threshold Level	Target Level	Maximum Level	2011 Results	Percent Earned
Adjusted EPS	65%	$1.50	$2.25	$3.00	$3.47	150%
Adjusted ROIC	35%	7%	10%	12%	15%	150%
Total						150%

For purposes of determining the Company’s performance against these adjusted EPS and adjusted ROIC goals, the Committee made two adjustments. First, the Committee included the results of the Supermetals business because we operated the business during the entire year. Second, the Committee excluded the discrete tax benefit of $23 million, or $0.35 per share, we received from the repatriation from the U.K. of high tax dividends, which was recorded in our results for the first quarter of fiscal 2011. This benefit was excluded because of its magnitude and because it was accelerated into this year’s financial results because of a change in tax laws. Had the benefit not been accelerated, it would have been recognized over a period of time in connection with our tax planning, and would likely have had a lesser impact on the Company’s financial statements. Accordingly, the Committee determined that it was not appropriate to include this significant benefit when calculating adjusted EPS and adjusted ROIC for determining payouts under the LTI plan.

Additional Compensation Awarded to Mr. Prevost. When Mr. Prevost joined Cabot in January 2008, he relocated to Boston, Massachusetts from Germany. He completed the sale of his home in Germany in April 2011, resulting in a significant loss. Because he would not have incurred this loss had he not joined the Company, the Compensation Committee believed it was appropriate to provide some compensation to Mr. Prevost to cover this loss and some of the additional expenses he incurred in maintaining the property since he joined the Company. To accomplish this objective, the Compensation Committee awarded Mr. Prevost 20,741 restricted stock units (the “RSUs”). It believed this approach was preferable to an unrestricted cash payment to Mr. Prevost as it would both compensate him for the loss and encourage his retention and alignment with our stockholders. Each RSU gives Mr. Prevost the conditional right to receive one share of common stock and dividend equivalents payable in cash when and if dividends are paid on Cabot’s outstanding shares of common stock. The RSUs will vest in their entirety on September 13, 2014, subject to the conditions and limitations set forth in the 2009 Plan and Mr. Prevost’s continued employment with Cabot through the vesting date.

Employment Arrangements

Our named executive officers each serve without an employment agreement and their compensation is set by the Committee as described above.

When Mr. Prevost joined Cabot in January 2008, he and the Company entered into an agreement under which the Company issued certain equity awards and provided certain relocation benefits to Mr. Prevost and that entitled Mr. Prevost to certain payments if his employment with Cabot was terminated before January 1, 2011. The agreement terminated by its terms on January 2, 2011. The relocation benefits and the terms of the equity grants are reflected in the compensation tables that follow this discussion.

When Mr. Miller joined Cabot in September 2009, he and the Company entered into an agreement under which the Company issued certain equity awards to Mr. Miller. The equity grants, which vest through September 2012 (assuming Mr. Miller’s continued employment with the Company) are reflected in the compensation tables that follow this discussion.

Practices Regarding the Grant of Equity Awards

Annual equity grants are made at the Committee’s regularly scheduled meeting in November to align the timing of grants with our fiscal year, most importantly for the performance-based restricted stock units, which are measured on a fiscal year basis. The November meeting usually occurs 2 weeks following our release of earnings for our fourth fiscal quarter. The closing price of Cabot stock on the NYSE on the date grants are approved by the Compensation Committee determines the exercise price of options. From time to time, the Committee makes equity awards outside of the annual grant program for recruiting or retention purposes. We do not have a program, plan, or practice to time “off-cycle” awards in coordination with the release of material non-public information and these awards are effective on the later of the Compensation Committee approval of the grant or the date the executive officer’s employment commences.

Hedging Policy

The Company has a policy that prohibits executives from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), and “put” and “call” options. In addition, this policy is designed to ensure compliance with all insider trading rules.

Tax and Accounting Information

We consider the tax and accounting rules associated with various forms of compensation when designing our compensation programs. However, to maintain flexibility to compensate our executive officers in a manner designed to promote long-term corporate goals and objectives, the Committee has not adopted a policy that all compensation must be deductible or have the most favorable accounting treatment to the Company.

Section 162(m) of the Internal Revenue Code limits to $1 million the amount a company may deduct for compensation paid to its CEO and any of its other three named executive officers (excluding the Chief Financial Officer). This limitation does not, however, apply to compensation meeting the definition of “qualifying performance-based compensation.” For 2011, our stock options and STI payments to those officers were structured to be tax-deductible compensation under Section 162(m).

Our restricted stock units, as currently structured, are not considered performance-based for purposes of Section 162(m) of the Internal Revenue Code. Therefore, the value of those equity awards at the time they vest or are settled, in combination with the amount of salary and certain other elements of compensation, in excess of $1,000,000 paid to our Chief Executive Officer and the three highest paid executive officers, other than the Chief Executive Officer and the Chief Financial Officer, is not tax deductible by us.

Summary Compensation Table

The following table and footnotes describe the compensation for Patrick M. Prevost, our Chief Executive Officer; Eduardo E. Cordeiro, our Chief Financial Officer; and the other three most highly compensated executive officers who were serving as executive officers as of September 30, 2011 (collectively, the “named executive officers”). A description of each component of our executive compensation package is described under the heading “Compensation Discussion and Analysis,” which begins on page 26.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Patrick M. Prevost President and CEO	2011	887,500	2,710,845	1,119,537	1,300,000	121,729	368,843	6,508,454
	2010	837,500	1,678,802	1,117,755	1,600,000	127,528	256,798	5,618,383
	2009	800,000	—	1,318,397	—	62,001	101,018	2,281,416
Eduardo E. Cordeiro Executive Vice President and CFO	2011	412,500	471,272	262,389	372,000	44,589	104,706	1,667,456
	2010	387,500	371,852	247,979	454,000	70,354	129,065	1,660,750
	2009	359,057	—	307,626	77,000	67,327	60,779	871,789
David A. Miller Executive Vice President and General Manager, Core Segment and Americas Region	2011	371,250	471,272	262,389	322,000	33,482	83,655	1,544,048
	2010	360,000	371,852	247,979	400,000	31,648	209,584	1,621,063
	2009	13,846	—	260,030	—	—	31,043	304,919

Brian A. Berube Vice President and General Counsel	2011	346,250	345,593	192,420	273,000	38,393	95,730	1,291,386
	2010	332,500	279,521	186,539	365,000	68,787	109,497	1,341,844
	2009	325,000	—	197,760	51,000	75,487	52,179	701,426
Sean D. Keohane Vice President and General Manager, Performance Segment	2011	343,750	345,593	192,420	298,000	28,778	97,630	1,306,171
	2010	312,500	279,521	186,539	373,000	43,069	104,882	1,299,511
	2009	275,000	—	219,733	51,000	32,424	43,791	621,948

1.

The amounts reported in this column reflect the aggregate grant date fair value for time-based and performance-based restricted stock units computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value per unit is equal to the closing price of Cabot common stock on the date of grant, less a discount in the case of performance-based restricted stock units as these awards do not receive dividends or dividend equivalents until they vest. The discount is calculated by taking the expected dividend payments during the vesting period and discounting back to the grant date using the established risk free interest rate. The grant date fair value of awards subject to performance conditions assumes that the target level of performance is achieved. For fiscal 2011, these amounts are as follows: Mr. Prevost: $1,050,823; Mr. Cordeiro: $246,285; Mr. Miller: $246,285; Mr. Berube: $180,603; and Mr. Keohane: $180,603. If the highest level of performance were to be achieved for these awards, the grant date fair value of awards subject to performance conditions for fiscal 2011 would be as follows: Mr. Prevost: $1,576,234; Mr. Cordeiro: $369,428; Mr. Miller: $369,428; Mr. Berube: $270,904; and Mr. Keohane: $270,904.

In addition, the amount reported in this column for Mr. Prevost reflects the grant date fair value of an award of 20,741 restricted stock units granted to Mr. Prevost to help cover the loss on the sale of his home in Germany in April 2011 and some of the expenses he incurred in maintaining the property since he joined the Company. The units will vest in their entirety on the third anniversary of the date of grant (assuming Mr. Prevost’s continued employment with Cabot through the vesting date). The grant date fair value per unit is equal to the closing price of Cabot common stock on the date of grant.

2.

The amounts reported in this column reflect the aggregate grant date fair value for stock option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, based on the Black-Scholes option-pricing model. The assumptions used to calculate the grant date fair value of option awards under the Black-Scholes model are set forth in Note O to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2011.

3.	The amounts reported in this column consist of:

a.

The aggregate change in the actuarial present value of each named executive officer’s accumulated pension benefits under the plans in which he participates as follows: Mr. Prevost: $62,001 in 2009, $117,208 in 2010 and $101,169 in 2011; Mr. Cordeiro: $60,329 in 2009, $67,013 in 2010 and $39,686 in 2011; Mr. Miller: $30,358 in 2010 and $29,282 in 2011; Mr. Berube: $68,633 in 2009, $64,066 in 2010 and $33,490 in 2011; and Mr. Keohane: $32,424 in 2009, $43,069 in 2010 and $28,778 in 2011. Cabot uses a pension plan measurement date of September 30 in accordance with Financial Accounting Standard No. 158 (“Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106 and 132(R)”). In accordance with SEC rules, the change in the actuarial present value for each named executive officer’s accumulated pension benefits has been measured from October 1st to September 30th for each fiscal year, and, when such amounts are negative, they are not reflected in the sum reported in the column.

b.

Above-market interest (the portion exceeding 120% of the applicable long-term rate) credited to deferrals under Cabot’s deferred compensation plan as follows: Mr. Prevost: $10,320 in 2010 and $20,560 in 2011; Mr. Cordeiro: $6,998 in 2009, $3,341 in 2010 and $4,903 in 2011; Mr. Miller: $1,290 in 2010 and $4,200 in 2011; and Mr. Berube: $6,854 in 2009, $4,721 in 2010 and $4,903 in 2011.

4.

The table below identifies the amounts shown for fiscal 2011 in the “All Other Compensation” column. All of the amounts reflect the actual cost to Cabot of providing the payment or benefit described below.

	Company Contributions to Retirement Savings Plan ($)(a)	Company Contributions to Supplemental Retirement Savings Plan ($)(a)	Financial Planning and Tax Assistance ($)	Relocation Assistance ($)(b)	Other ($)(c)	Total ($)
P.M. Prevost	33,381	253,945	14,476	64,773	2,268	368,843
E.E. Cordeiro	33,349	54,702	15,596	—	1,059	104,706
D.A. Miller	33,329	49,376	—	—	950	83,655
B.A. Berube	33,318	48,738	12,792	—	882	95,730
S.D. Keohane	33,317	50,602	12,829	—	882	97,630

a.	The Retirement Savings Plan and Supplemental Retirement Savings Plan are defined contribution plans and are described under the heading “Nonqualified Deferred Compensation” beginning on page 51.

b.

Pursuant to the terms of his offer letter with Cabot, Mr. Prevost is entitled to reimbursement for broker’s commissions incurred in connection with the sale of his primary residence in Germany. The amount in the table consists of $37,730 for the broker’s commission (plus tax) for the sale of his home in April 2011 and tax gross-up benefits of $27,043.

c.

Reflects the cost to Cabot of providing each named executive officer with a death benefit under our Death Benefit Protection Plan equal to three times their base salary at the time of their death. This premium is paid to the life insurance carrier.

The table does not include any amounts for use of sports tickets by the named executive officers because no incremental costs were incurred by Cabot. Cabot purchases season tickets to sporting events for business outings with customers and vendors. If the tickets are not being used for business purposes, the named executive officers and other employees may have opportunities to use these tickets. In fiscal 2011, none of the named executive officers used Cabot’s season tickets for more than two events.

Grant of Plan-Based Awards Table

The following table reports all plan-based awards granted to the named executive officers during fiscal 2011. The material terms of our short- and long-term incentive compensation awards are described in “Compensation Discussion and Analysis — Short-Term Incentive Compensation” on page 33 and “Compensation Discussion and Analysis — Long-Term Incentive Compensation” on page 34.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
P.M. Prevost
Time Based Restricted Stock Unit (“RSU”)	11/12/10	—	—	—	—	—	—	27,714	—	—	960,013
Performance Based RSU	11/12/10	—	—	—	16,167	32,333	48,500	—	—	—	1,050,823
Options	11/12/10	—	—	—	—	—	—	—	92,562	34.64	1,119,537
Short-Term Incentive Compensation (“STI”)	—	315,000	900,000	1,800,000	—	—	—	—	—	—	—

E.E. Cordeiro
Time Based RSU	11/12/10	—	—	—	—	—	—	6,495	—	—	224,987
Performance Based RSU	11/12/10	—	—	—	3,789	7,578	11,367	—	—	—	246,285
Options	11/12/10	—	—	—	—	—	—	—	21,694	34.64	262,389
STI	—	88,200	252,000	504,000	—	—	—	—	—	—	—

D.A. Miller
Time Based RSU	11/12/10	—	—	—	—	—	—	6,495	—	—	224,987
Performance Based RSU	11/12/10	—	—	—	3,789	7,578	11,367	—	—	—	246,285
Options	11/12/10	—	—	—	—	—	—	—	21,694	34.64	262,389
STI	—	78,750	225,000	450,000	—	—	—	—	—	—	—

B.A. Berube
Time Based RSU	11/12/10	—	—	—	—	—	—	4,763	—	—	164,990
Performance Based RSU	11/12/10	—	—	—	2,779	5,557	8,336	—	—	—	180,603
Options	11/12/10	—	—	—	—	—	—	—	15,909	34.64	192,420
STI	—	73,500	210,000	420,000	—	—	—	—	—	—	—

S.D. Keohane
Time Based RSU	11/12/10	—	—	—	—	—	—	4,763	—	—	164,990
Performance Based RSU	11/12/10	—	—	—	2,779	5,557	8,336	—	—	—	180,603
Options	11/12/10	—	—	—	—	—	—	—	15,909	34.64	192,420
STI	—	73,500	210,000	420,000	—	—	—	—	—	—	—

1.

The amounts in these columns represent award opportunities under our Short-Term Incentive Compensation Plan and assume that the financial metrics for corporate performance (adjusted EBITDA and NWC measured in days, as described in the Compensation Discussion and Analysis section of this proxy statement) are achieved at the threshold, target and maximum level, as applicable. Actual awards for corporate performance will only be payable if at least the threshold adjusted EBITDA goal is achieved. The amounts included in the “Threshold” column reflect 50% of the target bonus opportunity payable for corporate performance, which is weighted 70% of the overall short-term incentive compensation program, and do not reflect any payout for individual performance because there is no formal threshold payout level for individual performance. The amounts included in the “Target” column reflect 100% of the total target bonus opportunity payable for both corporate and individual performance. The amounts included in the “Maximum” column reflect 200% of the total target bonus opportunity payable for both corporate and individual performance. Actual short-term incentive payments made for fiscal 2011 are included in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation.”

2.	The amounts in these columns represent performance-based restricted stock unit awards. The performance-based restricted stock unit awards vest three years after the date of grant, and the number of shares issuable, if any, when the award vests will depend on the degree of achievement of corporate performance metrics for each year within the three-year performance period. For fiscal 2011 awards, the two financial metrics used to measure corporate performance are adjusted EPS and adjusted ROIC. The amount included in the “Target” column reflects the total number of shares that would be issued at the end of the three-year performance period if the Company achieves “target” financial performance against the adjusted EPS and adjusted ROIC goals each year. The amount in the “Threshold” column reflects 50% of the target award and the total number of shares that would be issued at the end of the three-year performance period if the Company achieves “threshold” financial performance each year, and the amount in the “Maximum” column reflects 150% of the target award and the total number of shares that would be issued at the end of the three-year performance period if the Company achieves “maximum” financial performance each year.

3.	All stock options were granted with an exercise price equal to the closing price of our common stock on the date of grant.

4.	Reflects the fair value of time-based and performance-based restricted stock units and option awards on the grant date, calculated in accordance with FASB ASC Topic 718. The grant date fair value per unit of time-based and performance-based restricted stock units is equal to the closing price of Cabot common stock on the date of grant, less a discount in the case of performance-based restricted stock units as these awards do not receive dividends or dividend equivalents until they vest. The discount is calculated by taking the expected dividend payments during the vesting period and discounting back to the grant date using the established risk free interest rate. The grant date fair value for performance-based restricted stock units was calculated assuming that the target level of performance was achieved. Option awards are valued using the Black-Scholes option pricing model. The assumptions used to calculate these awards are set forth in Note O to our Consolidated Financial Statements filed with our Annual Report on Form 10-K for fiscal 2011.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows information regarding outstanding equity awards held by our named executive officers as of September 30, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
P. M. Prevost	180,000	120,000	16.90	5/6/2019	35,200		872,256	—	—
	45,300	105,700	23.15	11/12/2019	27,714		686,753	—	—
	—	92,562	34.64	11/11/2020	41,102	(2)	1,018,508	20,548	509,179
					15,465	(3)	383,223	32,334	801,237
E. E. Cordeiro	42,000	28,000	16.90	5/6/2019	7,800		193,284	—	—
	10,050	23,450	23.15	11/12/2019	6,495		160,946	—	—
	—	21,694	34.64	11/11/2020	9,100	(2)	225,498	4,550	112,749
					3,625	(3)	89,828	7,578	187,783
D.A. Miller	27,000	18,000	21.07	9/13/2019	7,800		193,284	—	—
	10,050	23,450	23.15	11/12/2019	6,495		160,946	—	—
	—	21,694	34.64	11/11/2020	9,100	(2)	225,498	4,550	112,749
					3,625	(3)	89,828	7,578	187,783
B. A. Berube	27,000	18,000	16.90	5/6/2019	5,900		146,202	—	—
	7,560	17,640	23.15	11/12/2019	4,763		118,027	—	—
	—	15,909	34.64	11/11/2020	6,802	(2)	168,554	3,398	84,202
					2,658	(3)	65,865	5,558	137,727
S.D. Keohane	60,000	—	32.04	5/7/2013	5,900		146,202	—	—
	30,000	20,000	16.90	5/6/2019	4,763		118,027	—	—
	7,560	17,640	23.15	11/12/2019	6,802	(2)	168,554	3,398	84,202
	—	15,909	34.64	11/11/2020	2,658	(3)	65,865	5,558	137,727

1.

The option vests over a three year period as follows, assuming the executive officer’s continued employment with Cabot through the vesting date: 30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant.

2.

Reflects the portion of the fiscal 2010 performance-based restricted stock unit award earned based on the degree of achievement of the annual financial performance metrics for each of the first two years within the three-year performance period of the award. These units will not vest until the third anniversary of the date of grant, assuming the executive officer’s continued employment with Cabot through the vesting date.

3.

Reflects the portion of the fiscal 2011 performance-based restricted stock unit award earned based on the degree of achievement of the annual financial performance metrics for the first year within the three-year performance period of the award. These units will not vest until the third anniversary of the date of grant, assuming the executive officer’s continued employment with Cabot through the vesting date.

4.

The value of shares of unvested restricted stock units was calculated by multiplying the closing price of our common stock on September 30, 2011 ($24.78) times the number of shares of unvested restricted stock units.

5.	The number of shares reflected for each executive officer’s performance-based restricted stock unit award is based on achieving the maximum financial performance metrics with respect to such award.

Option Exercises and Stock Vested Table

The following table shows for each named executive officer the restricted stock awards that vested during fiscal 2011. None of our named executive officers exercised any stock options during fiscal 2011. The value realized on vesting is the product of the number of shares vested and the closing price of our common stock on the applicable vesting date, less the amount, if any, paid by the named executive officer to purchase the restricted stock.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)
P.M. Prevost	15,000	564,750
E.E. Cordeiro	46,000	1,522,140
D.A. Miller	—	—
B.A. Berube	30,000	992,700
S.D. Keohane	—	—

Pension Benefits

The following narrative and tables provide information on Cabot’s Cash Balance Plan and Supplemental Cash Balance Plan, the defined benefit retirement plans in which the named executive officers participate.

Cash Balance Plan

We maintain a Cash Balance Plan, which is a funded, tax-qualified defined benefit plan for U.S.-based employees. The Cash Balance Plan is a hybrid pension plan in which participants accrue benefits in the form of account balances, with a guaranteed rate of return and defined notional contributions (“pay-based credits”). We provide participants with annual pay-based credits of 3% of eligible compensation during the first five years of service, 3.5% for the next five years and 4% after ten years of service, plus additional credits of 2% of earnings in excess of the Social Security Wage Base. Eligible compensation under the Cash Balance Plan includes salary and any short-term incentive bonus.

All balances in the accounts of participants during a calendar year are credited with interest at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participants begin receiving benefit payments. For calendar year 2011, the interest rate was 0.25%. At retirement at any age or other termination of employment, participants eligible for benefits may receive their vested account balance in a lump sum payment or in a monthly pension having equivalent actuarial value.

Participants are 100% vested in Cabot’s contributions to their accounts after three years of employment with Cabot. As of September 30, 2011, all of the named executive officers except for Mr. Miller were fully vested in their accrued account balances under the Cash Balance Plan.

Supplemental Cash Balance Plan

We also maintain a Supplemental Cash Balance Plan, which is an unfunded, non-qualified plan created to provide benefits to executive officers and other Cabot employees in circumstances where maximum limits established under the Internal Revenue Code prevent participants from receiving some of the benefits provided under the Cash Balance Plan. The Internal Revenue Code limits the amount of compensation that can be used to annually accrue benefits under the tax-qualified Cash Balance Plan. The Supplemental Cash Balance Plan is intended to provide eligible employees the same benefits that they would earn under the Cash Balance Plan if this compensation limit did not apply.

The material terms and conditions of the Supplemental Cash Balance Plan are the same as those of the Cash Balance Plan except that benefits otherwise payable from the Supplemental Cash Balance Plan will be forfeited if a participant’s employment is terminated for cause.

Pension Benefits Table

The following table shows the actuarial present value of each named executive officer’s accumulated benefits under the pension plans in which he participates as of September 30, 2011, the last day of our most recent fiscal year and the pension plan measurement date used for financial statement reporting purposes for our fiscal 2011 financial statements. None of the named executive officers received a payment under these plans during fiscal 2011.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
P.M. Prevost	Cash Balance Plan Supplemental Cash Balance Plan	4 4	37,227 262,221
E.E. Cordeiro	Cash Balance Plan Supplemental Cash Balance Plan	13 13	116,949 132,386
D.A. Miller	Cash Balance Plan Supplemental Cash Balance Plan	2 2	21,074 38,566
B.A. Berube	Cash Balance Plan Supplemental Cash Balance Plan	17 17	165,309 132,275
S.D. Keohane	Cash Balance Plan Supplemental Cash Balance Plan	9 9	80,550 63,559

1.	Credited service represents years of service with Cabot as of September 30, 2011, rounded to the nearest whole year.

2.	The following assumptions were used in the calculations:

Cash Balance Plan/ Supplemental Cash Balance Plan
Measurement Date	9/30/2011
Discount Rate (for present value calculation)	4.5%
Form of benefit	Lump sum
Retirement Date	Age 65

Nonqualified Deferred Compensation

Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan that permits certain employees in the U.S. to voluntarily defer in any year up to 50% of their base salary and up to 100% of short-term incentive and sales incentive bonuses. All of our named executive officers are eligible to participate in the deferred compensation plan. Messrs. Cordeiro and Miller participated in the plan in calendar year 2011.

In any year, the deferred amounts are credited with interest at a rate equal to the Moody’s Corporate Bond Rate for the month of November prior to the beginning of the applicable calendar year. This earnings measure has been specified by the plan administrator. Amounts that are deferred in a particular year are credited to a participant’s account as if they were invested in the account on the first day of the applicable calendar year and notional interest is applied as if the participant had earned the deferred amount on the first day of the calendar year. Earnings are compounded annually. The Moody’s rate under the plan for calendar year 2011 was 5.37%. Participants in the deferred compensation plan can elect to defer receipt of their eligible compensation for a period of at least three years (“fixed period election”) or until they cease to be employees of Cabot (“separation election”). For a separation election, participants may elect to receive deferred amounts either in the form of a lump sum payment or, if a participant’s account balance is at least $50,000, installments over a period of three, five or ten years.

Retirement Savings Plan and Supplemental Retirement Savings Plan

All of our employees in the U.S. participate in the Retirement Savings Plan, a tax qualified defined contribution plan, although the terms vary for employees covered by a collective bargaining agreement. The Retirement Savings Plan contains a 401(k) portion under which Cabot makes a matching contribution of 75% of a participant’s contribution on up to 7.5% of the participant’s eligible compensation, making the maximum matching contribution an amount equal to 5.625% of a participant’s eligible compensation. This matching contribution is in the form of Cabot stock. Cabot’s Benefits Committee may provide for additional discretionary contributions by Cabot. The Retirement Savings Plan also contains an employee stock ownership plan (“ESOP”), which is 100% funded by Cabot. Under the ESOP, participants receive contributions in the form of Cabot stock each quarter based on a pre-determined formula. We have established a minimum and maximum contribution percentage of total eligible pay of 4% and 8%, respectively. The actual amount of the contribution in any given quarter varies, depending primarily on our stock price. Eligible compensation includes base salary and cash bonuses.

The Supplemental Retirement Savings Plan is an unfunded, non-qualified defined contribution plan under which we provide credits to executive officers and certain other employees in the U.S. that cannot be made in the Retirement Savings Plan due to limitations imposed by the Internal Revenue Code. Credits to the Supplemental Retirement Savings Plan are at the same percentage of pay that would have been made to the Retirement Savings Plan were it not for the limitations imposed by the Internal Revenue Code. Amounts credited to the Supplemental Retirement Savings Plan are treated as if invested in Cabot common stock. Participants may elect to receive distributions in a lump sum payment after separation from service or, if a participant’s account balance is at least $50,000, in installments over a period of three, five or ten years beginning after separation from service. All distributions are made with shares of Cabot common stock, with the exception of those for certain grandfathered accounts, which are made in cash.

Under both the Retirement Savings Plan and Supplemental Retirement Savings Plan, participants are 20% vested in Cabot’s contributions or credits to their accounts after two years of employment with Cabot, 40% vested after three years, 60% vested after four years and 100% vested after five years.

Nonqualified Deferred Compensation Table

The following table provides information with respect to the Supplemental Retirement Savings Plan for all of our named executive officers and with respect to the deferred compensation plan for Messrs. Prevost, Cordeiro, Miller and Berube.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
P.M. Prevost Deferred Compensation Plan Supplemental RSP	— —	— 253,945	90,820 (175,838)	1,758,980 582,235

E.E. Cordeiro Deferred Compensation Plan Supplemental RSP	279,000 —	— 54,702	20,416 (81,640)	468,020 251,609

D.A. Miller Deferred Compensation Plan Supplemental RSP	161,000 —	— 49,376	17,837 (22,858)	387,357 72,231

B.A. Berube Deferred Compensation Plan Supplemental RSP	— —	— 48,738	21,660 (75,900)	419,497 264,520

S.D. Keohane Supplemental RSP	—	50,602	(42,577)	153,177

1.

The amounts contributed by Messrs. Cordeiro and Miller represent the deferral of 75% and 50%, respectively, of short-term incentive compensation earned with respect to fiscal 2011 as reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table in this proxy statement.

2.

These amounts represent credits by Cabot accrued under the Supplemental Retirement Savings Plan and are reported in the Summary Compensation Table in this proxy statement under the heading “All Other Compensation.” No Company credits are provided to the named executive officers under the deferred compensation plan.

3.

For the deferred compensation plan, earnings represent the value credited based on the Moody’s interest rate for the year. For the Supplemental Retirement Savings Plan, earnings represent the value of dividends earned and investment gains or losses as if the amounts had been invested in Cabot common stock.

4.

The aggregate balance includes executive deferrals for prior fiscal years. Such deferrals for individuals who were named executive officers for the fiscal years of the deferrals were included as compensation for such individuals in the Summary Compensation Tables in prior proxy statements.

Potential Payments Upon Termination or Change in Control

Our named executive officers are eligible to receive certain benefits upon a change in control or if their employment is terminated, including following a change in control. This section describes various change in control and termination of employment scenarios and the payments and benefits payable under those scenarios. Tables quantifying the estimated payments and benefits follow this narrative description.

Potential Payments Following a Change in Control

Severance Plan

As described in “Compensation Discussion and Analysis” on page 29, in January 2012 our Board of Directors adopted several enhancements to the Senior Management Severance Protection Plan (the “Severance Plan”). This section describes the payments and benefits payable under the Severance Plan as in effect as of September 30, 2011, which are reflected in the table on page 56, and as amended as of January 13, 2012 (the “Amended Severance Plan”).

Participants are determined by our Compensation Committee and include seventeen of our senior managers, including all of our named executive officers.

Under the Severance Plan, a participant whose employment with Cabot terminated within two years following a change in control (for any reason other than cause, disability, death, or a termination initiated by the participant without good reason) was entitled to the following severance benefits:

•

Lump sum payment equal to one times the participant’s base salary plus bonus. Base salary was calculated at the greater of the rate in effect (i) immediately before the change in control or (ii) as of the officer’s employment termination date. The bonus was calculated at the greater of (i) the officer’s target annual incentive bonus for the fiscal year in which the change in control occurred or the fiscal year in which the officer’s employment was terminated, whichever was greater or (ii) the highest annual incentive bonus amount paid or payable to the participant for any of the three fiscal years preceding the fiscal year in which the change in control occurred.

•	Pro-rated bonus with respect to the fiscal year in which the termination occurred.

•

Continued health and welfare benefits for a period of one year (i.e., medical, dental and prescription drug benefits; long-term disability coverage; financial planning; and life insurance and other death benefits coverage).

•	Outplacement services in an amount up to 15% of the participant’s salary.

Participants in the Severance Plan were also entitled to a gross-up payment if any payment or benefit made to the participant would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Code”). The gross-up payment was in an amount sufficient to make them whole for all taxes (including withholding taxes) and any associated interest and penalties imposed as a result of Section 4999 of the Code. This gross-up payment has been eliminated in the Amended Severance Plan and has been replaced with a “better of” provision. Under this provision, a participant will be entitled to receive either the full amount of payments (and pay any applicable excise tax) or such lesser amount that is not subject to the excise tax, whichever results in the greater after-tax benefit to him or her.

Under the Amended Severance Plan, participants continue to be entitled to severance payments if their employment with Cabot terminates within two years following a change in control (for any reason other than cause, disability, death, or a termination initiated by the participant without good reason). Mr. Prevost is entitled to a lump sum payment equal to three times his base salary plus bonus and continued health and welfare benefits for a period of three years. The other named executive officers are entitled to a lump sum payment equal to two times their base salary plus bonus and continued health and welfare benefits for a period of two years. In addition, under the Amended Severance Plan, a participant continues to be entitled to receive a pro-rated bonus with respect to the fiscal year in which the termination occurs and outplacement services in an amount up to 15% of his or her salary. The calculation of base salary and bonus remain the same as in the Severance Plan.

The provision of benefits under any other plan or program provided by Cabot or its affiliates, or pursuant to any agreement with Cabot or its affiliates, or by law, counts toward our obligation to provide the benefits under both the Severance Plan and the Amended Severance Plan so that the benefits are not duplicative.

Retirement and Equity Incentive Plans

The accrued account balances under the Cash Balance Plan, Supplemental Cash Balance Plan, Retirement Savings Plan and Supplemental Retirement Savings Plan immediately vest and become payable upon a change in control of Cabot.

Under the terms of our current equity incentive plans, unvested restricted stock, unvested restricted stock units and stock options held by a participant in those plans (including the named executive officers) immediately vest upon a change in control of Cabot. In the case of performance-based restricted stock units, the total number of units that vests is the sum of the units that have been earned or “banked” based upon performance as of the date of the change in control and the number of unbanked units assuming target performance is achieved.

Effective January 13, 2012, we amended our 2009 Long-Term Incentive Plan (the “2009 Plan”) to eliminate the automatic acceleration of vesting of equity awards upon a change in control for awards granted on or after March 8, 2012. Instead, upon a merger or a transaction involving the sale of Cabot or all or substantially all of its assets, the Compensation Committee, as administrator of the 2009 Plan, will have discretion to provide for the assumption or continuation of some or all outstanding awards or any portion of an award, the grant of a new award in substitution by the acquirer or survivor, or the cash-out of some or all awards. Further, the Compensation Committee will retain authority to accelerate the vesting of awards and intends to provide for “double trigger” vesting of future awards upon a change in control. This means that if an award remains outstanding following a change in control, such as if the acquiring company assumes the award, vesting would be accelerated only if the participant’s employment was involuntarily terminated without cause or by the participant for good reason within two years of the change in control.

Termination of Employment Upon Disability or Death

For Cabot’s full-time employees based in the U.S., including the named executive officers, termination of employment upon disability is determined under the terms of Cabot’s long-term disability plan and occurs one year following the date of disability. A U.S.-based employee who becomes disabled would receive (i) benefits under our long term disability plan, (ii) continued participation in our medical, dental, and life insurance plans in accordance with the terms of those plans if the employee has completed ten years of service; and (iii) continued accruals in the retirement plans in accordance with the terms of those plans if the employee has completed five years of service. We have not included a value for these benefits in the table on page 56 because the plans do not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all salaried employees.

Under the terms of Cabot’s equity incentive plans, if any participant (including a named executive officer) ceases to be an employee because of disability or death, his or her unvested stock options, unvested restricted stock units and restricted stock would immediately vest. In the case of performance-based restricted stock units, the total number of units that vests is the sum of the units that have been earned or “banked” based upon performance as of the date of the termination of employment. In addition, the accrued account balances under the Cash Balance Plan, Supplemental Cash Balance Plan, Retirement Savings Plan and Supplemental Retirement Savings Plan immediately vest and become payable upon termination of employment by reason of death or disability.

We provide the named executive officers with a death benefit under our Death Benefit Protection Plan equal to three times their base salary and payable to their beneficiary at the time of their death.

Termination of Employment Upon Retirement

Upon retirement, participants (including the named executive officers) are entitled to receive benefits payable under our Cash Balance Plan and Supplemental Cash Balance Plan and a distribution of balances under our Retirement Savings Plan and Supplemental Retirement Savings Plan. As of the last business day of fiscal 2011, none of our named executive officers met the eligibility criteria for retirement or early retirement, as applicable, under these plans.

Under our current arrangements, a named executive officer may also be eligible to receive welfare benefits provided to comparably situated employees. These retiree welfare benefits are not included in the table on page 56 because these benefit plans do not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all salaried employees.

Termination for Cause

As described above, a named executive officer would not receive severance payments under the terms of either the Severance Plan or the Amended Severance Plan if his employment is terminated for cause. He also would not receive benefits under the terms of our Supplemental Retirement Savings Plan or Supplemental Cash Balance Plan.

Potential Payments Upon Termination or Change in Control Table

The following table and footnotes present potential payments to each named executive officer under various circumstances as if the officer’s employment had been terminated on September 30, 2011, the last business day of fiscal 2011, or if a change in control had occurred on such date.

	Severance Pay(1)($)	Accelerated Unvested Equity(2)($)	Pension Plan Benefits not reported in Pension Plan Table(3)($)	Benefits and Perquisites(4)($)	Supplemental Retirement Savings Plan Benefits(5)($)	Total($)
P.M. Prevost
Death	—	4,078,630	25,282	2,700,000	349,341	7,153,253
Disability	—	4,078,630	25,282	—	349,341	4,453,253
Voluntary Termination/Involuntary Termination (without cause)	—	—	25,282	—	—	25,282
Involuntary Termination (for cause)	—	—	3,143	—	—	3,143
Termination if Change in Control	3,800,000	4,952,274	25,282	156,591	349,341	9,283,488
Change in Control	—	4,952,274	—	—	349,341	5,301,615

E.E. Cordeiro
Death	—	928,419	51,560	1,260,000	—	2,239,979
Disability	—	928,419	51,560	—	—	979,979
Voluntary Termination/Involuntary Termination (without cause)	—	—	51,560	—	—	51,560
Involuntary Termination (for cause)	—	—	24,184	—	—	24,184
Termination if Change in Control	1,246,000	1,128,790	51,560	86,907	—	2,513,257
Change in Control	—	1,128,790	—	—	—	1,128,790

D.A. Miller
Death	—	774,559	7,397	1,125,000	57,785	1,964,741
Disability	—	774,559	7,397	—	57,785	839,741
Voluntary Termination/Involuntary Termination (without cause)	—	—	—	—	—	—
Involuntary Termination (for cause)	—	—	—	—	—	—
Termination if Change in Control	1,097,000	974,930	7,397	64,730	57,785	2,201,842
Change in Control	—	974,930	7,397	—	57,785	1,040,112

B.A. Berube
Death	—	669,241	45,445	1,050,000	—	1,764,686
Disability	—	669,241	45,445	—	—	714,686
Voluntary Termination/Involuntary Termination (without cause)	—	—	45,445	—	—	45,445
Involuntary Termination (for cause)	—	—	25,245	—	—	25,245
Termination if Change in Control	988,000	817,203	45,445	73,574	—	1,924,222
Change in Control	—	817,203	—	—	—	817,203

S.D. Keohane
Death	—	685,001	30,073	1,050,000	—	1,765,074
Disability	—	685,001	30,073	—	—	715,074
Voluntary Termination/Involuntary Termination (without cause)	—	—	30,073	—	—	30,073
Involuntary Termination (for cause)	—	—	16,809	—	—	16,809
Termination if Change in Control	1,021,000	832,963	30,073	73,549	—	1,957,585
Change in Control	—	832,963	—	—	—	832,963

1.

For all of our named executive officers, severance pay is equal to one times base pay plus a pro-rated bonus for the fiscal year plus the greater of (i) his highest bonus in the prior three-year period or (ii) his target bonus under our short-term incentive program for the fiscal year.

2.

For all of our named executive officers, the amounts for accelerated unvested equity include the value of unvested restricted stock units and options. In the case of performance-based restricted stock units, the total number of units is the sum of the units that have been earned or “banked” based upon performance as of September 30, 2011 and, other than in the event of death or disability, the number of unbanked units assuming target performance is achieved. The value of unvested restricted stock units was calculated by multiplying the closing market price of our common stock on September 30, 2011 times the number of shares of unvested restricted stock units. The value of unvested options was calculated by multiplying the number of shares underlying the unvested options by the difference between the closing market price of our common stock on September 30, 2011 and the option exercise price.

3.

For all scenarios other than terminations for cause, the amounts in this column represent the amounts that would be payable under the Cash Balance Plan and Supplemental Cash Balance Plan as of September 30, 2011 in a lump sum that are in addition to the amounts previously reported in the Pension Benefits Table. These amounts are not included in the Pension Benefits Table because the assumptions required to calculate the actuarial present value of the benefits for purposes of the Pension Benefits Table are different from the assumptions required to calculate the actual plan benefits. As of September 30, 2011, all of our named executive officers other than Mr. Miller were fully vested in their accrued account balances under the Cash Balance Plan and the Supplemental Cash Balance Plan. For Mr. Miller, the amount reflected in the event of a change in control includes his unvested account balance, which immediately vests upon a change in control. No benefits are payable under the Supplemental Cash Balance Plan if a participant’s employment is terminated for cause.

4.

Continued perquisites and benefits include only those benefits provided to executive officers that are not provided to all employees generally. The amount reported in the event of death represents an amount equal to three times base salary, which is payable in a lump sum to the named executive officer’s designated beneficiary under our Death Benefit Protection Plan. For each of our named executive officers, the amount reported in the event of a termination following a change in control represents the cost to Cabot of continued health and welfare benefits and financial planning assistance for a period of one year and outplacement services in an amount equal to 15% of the officer’s base salary. No gross-up payment would be due to any of the named executive officers given the circumstances existing on the assumed termination date of September 30, 2011.

5.

Reflects only unvested accrued account balances, if any, under the Supplemental Retirement Savings Plan, which immediately vest upon termination of employment by reason of death or disability or upon a change in control of Cabot. The vested account balances for each named executive officer under the plan, which are included in the aggregate balance at fiscal year end reflected in the “Nonqualified Deferred Compensation Table” on page 52, would also be paid to the participants upon termination by reason of death or disability or following a change in control.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed on pages 26-57 of this proxy statement (commonly referred to as “say-on-pay”).

The compensation we paid to our named executive officers for fiscal year 2011 was the result of our strong financial and operating performance and the outstanding leadership they provided in our achieving these results and executing our strategic goals. Our important accomplishments, which are summarized in the Executive Summary of our CD&A, reflect our disciplined focus on margin improvement, capacity expansion and emerging market growth, developing new products and businesses and actively managing our portfolio of businesses. With this focus, we achieved strong performance against the incentive compensation metrics we established for fiscal 2011. The types of performance goals that we use for our executive compensation programs are the same as the ones we use when setting our business plan and the strategic objectives of the Company. The use of these metrics is intended to motivate behavior and executive decisions that will lead to the successful execution of our strategy. Our executive compensation programs also align the interests of our shareholders and executives by tying compensation to the Company’s short- and long-term financial and strategic growth objectives. We believe this will create value for our shareholders over time as reflected in long-term total shareholder returns.

For these reasons, the Board is asking stockholders to support this proposal.

The text of the resolution is as follows:

“VOTED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion, is hereby APPROVED.”

Vote Required

Because the vote we are asking you to cast is non-binding, there is no minimum vote required for approval. Our Board and the Compensation Committee value the views of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We believe that Cabot benefits from constructive dialog with our shareholders. We will continue to reach out to our shareholders on these and other important issues and we encourage our shareholders to contact us. Shareholders who wish to communicate with our Board should refer to “Communications with the Board” in this proxy statement for additional information on how to do so.

Recommendation

The Board of Directors believes that the compensation of our named executive officers is appropriate and recommends a vote “FOR” the approval of the compensation of our named executive officers.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO 2009 LONG-TERM INCENTIVE PLAN

Proposal 3 — Approval of an amendment to Cabot’s 2009 Long-Term Incentive Plan

We are asking stockholders to vote to approve an amendment to the Cabot Corporation 2009 Long-Term Incentive Plan (the “2009 Plan”) to increase by 2,454,000 the number of shares available for issuance under the 2009 Plan.

Purpose of the 2009 Plan

The 2009 Plan allows our Compensation Committee (the “Committee”) to make grants of stock options, restricted stock, restricted stock units and other stock-based awards to employees. The purpose of these stock awards is to attract and retain the top talent needed to effectively compete in our industry, strongly align employee and stockholder interests and closely link compensation with Company performance. As discussed in the CD&A, equity compensation is a key element of total compensation at Cabot, and the 2009 Plan allows us to offer an essential component of that total compensation package to attract and retain key employees and motivate superior results with long-term incentive awards. The key features of the 2009 Plan, which the Board of Directors believes reflect prevailing corporate governance and executive compensation best practices, are described below.

Proposed Amendment to the 2009 Plan to increase Shares Authorized

The 2009 Plan currently authorizes the issuance of up to 6,400,000 shares of our common stock, plus shares that had been previously granted under our other equity incentive plans that are forfeited or cancelled after the date our 2009 Plan was approved. As of January 17, 2012, there were 3,453,878 shares subject to outstanding awards and 1,481,161 shares available for future issuance under the 2009 Plan. The proposed amendment will increase the number of shares of our common stock authorized for issuance under the 2009 Plan by 2,454,000 shares. This will allow us to provide industry competitive long-term incentive compensation, while continuing to manage our stock usage rate (i.e., the number of shares we grant annually as a percentage of our total shares outstanding) and stock overhang. We expect to continue our practice of opportunistically repurchasing shares of our common stock to mitigate share dilution caused by the issuance of new shares from the 2009 Plan, as amended.

No other changes to the 2009 Plan are being proposed.

Vote Required

The amendment to the 2009 Plan will be approved upon the affirmative vote of a majority of the votes properly cast on the proposal, provided that the number of votes cast is more than 50 percent of the shares entitled to vote on the proposal.

Recommendation

The Board of Directors recommends that you vote “FOR” the approval of the amendment to the Cabot Corporation 2009 Long-Term Incentive Plan.

Summary of the 2009 Plan

The following is a brief summary of the 2009 Plan, assuming the amendment to the 2009 Plan is approved by our stockholders. For additional information, please refer to the terms of the 2009 Plan, which is attached as Appendix B to this proxy statement.

Types of Awards. The plan provides for the grant of stock options (including incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code of 1986 (the “Internal Revenue Code”)), stock appreciation rights (“SARs”), restricted stock, unrestricted stock, stock units (including restricted stock units), performance awards, cash awards and awards that are convertible into or otherwise based on Cabot common stock.

Shares of Common Stock Subject to the 2009 Plan. Unless otherwise authorized by the Company’s stockholders, or subject to adjustment for certain dilutive or other similar events, the number of shares of common stock that may be delivered in satisfaction of awards under the 2009 Plan will be 8,854,000. For purposes of determining the maximum number of shares available for issuance under the 2009 Plan, each share of Cabot common stock subject to a stock option or SAR granted under the 2009 Plan will be counted as one share and each share of Cabot common stock subject to any other award to be settled in Cabot common stock will be counted as 2.1 shares. If any award expires or is terminated, surrendered or canceled without having been fully exercised or results in any common stock not being issued, the common stock covered by such award that is not paid out will be available for future awards under the 2009 Plan. SARs that may be settled in cash only will not reduce the number of shares available for award under the Plan. On January 17, 2012, the closing price of our common stock on the New York Stock Exchange was $33.70.

Award Limitations. The maximum number of shares of stock for which stock options or SARs may be granted to any person during a fiscal year is 500,000. The maximum number of shares subject to other awards that may be granted to any person during a fiscal year is 500,000, and the maximum amount payable to any person during a fiscal year under a cash award is $10 million. If an award is subject to a performance period greater than one fiscal year, these maximum numbers will equal the maximum times the number of years in the performance period.

Administration of the Plan. The 2009 Plan will be administered by the Committee, provided that the Committee consists of two or more directors all of whom are both (i) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and (ii) “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. To the extent permitted by law, the Committee may delegate certain of its authority in accordance with the 2009 Plan. The Committee has the authority to, among other things, determine eligibility for and grant awards; determine, modify or waive the terms and conditions of any award, including determining the time or times at which an award will vest or become exercisable; prescribe forms, rules and procedures for awards; and, subject to the express provisions of the 2009 Plan, interpret the 2009 Plan. Determinations of the Committee under the 2009 Plan will be conclusive and bind all parties.

Eligibility. Participants in the Plan will be selected by the Committee from among those key employees, consultants and advisors to Cabot or its affiliates who, in the opinion of the Committee, are in a position to make a significant contribution to the success of Cabot and its affiliates.

Stock Options. A stock option is an option entitling the holder to acquire shares of Cabot common stock upon payment of the applicable exercise price. Stock options granted under the 2009 Plan will be treated as non-incentive stock options unless, as of the date of grant, they are expressly designated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. The exercise price for stock options must be equal to or greater than the fair market value of a share of Cabot’s common stock on the date the option is granted; provided, however, that the exercise price for an incentive stock option granted to a ten-percent shareholder with the meaning of Section 422 must be at least 110% of the fair market value of a share of Cabot’s common stock on the date the option is granted. The Committee may establish the term of each stock option, but no stock option will be exercisable after 10 years from the grant date. The exercise price of a stock option may not be decreased after the date of grant, except for adjustments made to adjust for dilutive or similar events or in accordance with the stockholder approval requirements of the New York Stock Exchange. Further, no outstanding stock option may be surrendered to Cabot as consideration for the grant of a new stock option with a lower exercise price. Dividend equivalent payments may not be made in respect of stock options.

Stock Appreciation Rights. A stock appreciation right is a right entitling the holder upon exercise to receive an amount (payable in shares of Cabot common stock of equivalent value or cash) equal to the excess of the fair market value of the shares of stock subject to the right over the base value from which appreciation is to be measured. The base value above which appreciation is to be measured must be equal to or greater than the fair market value of a share of Cabot’s common stock on the date the SAR is granted. The Committee may establish the term of each SAR, but no SAR will be exercisable after 10 years from the grant date. The base value of a SAR may not be decreased after the date of grant, except for adjustments made to adjust for dilutive or similar events or in accordance with the stockholder approval requirements of the New York Stock Exchange. Dividend equivalent payments may not be made in respect of SARs.

Restricted Stock and Restricted Stock Units. Restricted stock is stock that may not be traded or sold until a predetermined date set by the Committee and that must be redelivered or offered for sale to the Company if specified conditions are not satisfied. A stock unit is an unfunded and unsecured promise, denominated in shares of Cabot’s common stock, to deliver stock or cash measured by the value of Cabot’s common stock in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. The restrictions on these awards will be determined by the Committee.

Participants who hold restricted stock will have voting rights and the right to receive dividends paid on the Company’s common stock. Holders of restricted stock units will have no ownership interest in the shares of common stock to which the restricted stock unit relates (and thus will not have voting rights or the right to receive dividends) until and unless payment with respect to such restricted stock unit is actually made in shares of common stock. The Committee may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to stock subject to restricted stock units or other certain awards.

Performance Awards. A performance award is an award subject to specified criteria, other than the mere continuation of employment or passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an award. The Committee may grant performance awards that are intended to qualify for performance-based compensation under Section 162(m) of the Internal Revenue Code and awards that are not intended to so qualify. For purposes of awards that are intended to qualify under Section 162(m), a “performance criterion” will mean an objectively determinable measure of performance relating to any or any combination of the following: sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios or metrics; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; one or more working capital measures; stock price; stockholder return or stockholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A performance criterion and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any award intended to qualify for such exception that one or more of the performance criteria applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criterion or criteria.

Payment. When the exercise of an award is to be accompanied by payment, the exercise price will be payable to Cabot in full by cash or check or, if permitted by the Committee, (i) by delivering previously acquired shares of Cabot common stock that have a fair market value equal to the exercise price (provided that the shares delivered have been outstanding for a least six months unless the Committee approves a shorter period); (ii) through a broker-assisted exercise program acceptable to the Committee; (iii) by any other means acceptable to the Committee; or (iv) by any combination of the foregoing permissible forms of payment.

Awards that do not require exercise may be made in exchange for such lawful consideration, including services, as the Committee determines.

Change in Control. In the event of a change in control, different provisions will apply to awards granted before March 8, 2012 and awards granted on or after March 8, 2012. For awards made before March 8, 2012, upon a change in control stock options and SARS will become immediately exercisable, unvested restricted stock will immediately vest and become free of restrictions and the delivery of shares of stock or cash deliverable under each outstanding award of stock units will be accelerated and the shares or cash delivered (commonly referred to as “single trigger” vesting). If vesting or exercisability of an award or delivery of stock or cash under an award is conditioned upon satisfaction of performance criteria that have not been satisfied at the time of a change in control, the performance criteria will be deemed to have been satisfied at the target level of performance and each award will immediately vest and become free of restrictions.

If, upon consummation of the change in control, stockholders will receive a payment (whether cash, non-cash or a combination thereof), the Committee may provide for a “cash-out” payment with respect to some or all outstanding awards, or any portion thereof, under the 2009 Plan equal to the excess, if any, of (i) the fair market value of one share of Cabot common stock as determined by the Committee in its reasonable discretion times the number of shares of Cabot common stock subject to the award or such portion over (ii) the aggregate exercise price, if any, under the award or such portion or, in the case of a SAR, the aggregate base value above which appreciation is measured.

As discussed in the CD&A, in January 2012 the Board amended the change in control provisions in the 2009 Plan to eliminate the automatic acceleration upon a change in control of awards granted on or after March 8, 2012. Instead, upon a merger or a transaction involving the sale of the Company or all or substantially all of its assets, the Committee will have discretion to provide for the assumption or continuation of some or all of these awards, the grant of a new award in substitution by the acquirer or survivor, or the cash-out of some or all awards. Further, the Committee will retain authority to accelerate the vesting of awards and intends to apply “double trigger” vesting to future awards that remain outstanding following a change in control, such as when the acquiring company assumes an award, so that vesting would be accelerated only if within two years of the change in control the participant’s employment was terminated without cause or, in certain cases, the participant terminated employment for good reason.

Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in Cabot’s capital structure, the Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the 2009 Plan; the individual award maximums and maximum share limits described in the 2009 Plan; the number and exercise price of outstanding options and SARs; and the number and kind of shares subject to other awards granted under the 2009 Plan.

Termination of Employment, Death or Disability. Unless the Committee provides otherwise, upon the termination of a participant’s employment with Cabot (other than by reason of death or disability or following a change in control), any award requiring exercise will generally terminate and unvested awards will be forfeited. Upon a participant’s death or disability, unvested stock options and SARs generally will become and remain exercisable for a period of three years, and unvested restricted stock and restricted stock units generally will vest. If the restricted stock units are multi-year awards the vesting of which is conditioned upon the satisfaction of both performance criteria and the passage of time, the portion of the award as to which the performance criteria has been satisfied and the award or that portion of the award that would vest upon the further passage of time will vest upon the participant’s death or disability. If the vesting or exercisability of an award is conditioned upon the satisfaction of performance criteria that have not been satisfied at the time the participant’s employment ceases by reason of death or disability, the award will terminate unless the Committee exercises its authority to modify or waive the conditions of the award.

Effective Date, Amendments and Termination. If the 2009 Plan amendment is approved by Cabot’s stockholders, the amended 2009 Plan will become effective as of the date of such approval. No awards will be made under the 2009 Plan after January 8, 2019 (the tenth anniversary of the date on which the Board of Directors approved the 2009 Plan). The Committee may at any time amend the 2009 Plan or any outstanding award and may at any time terminate the 2009 Plan as to any future grants. However, except as expressly provided in the 2009 Plan, the Committee may not alter the terms of an award in a manner that will materially and adversely affect an award previously granted without the consent of the participant holding the award (unless the Committee expressly reserved the right to do so at the time of the award). Any amendments to the 2009 Plan will be conditioned on stockholder approval to the extent required by law or applicable stock exchange requirements, as determined by the Committee.

United States Income Tax Consequences. Under the Internal Revenue Code as presently in effect, the following are, in general, the material federal income tax consequences of awards under the 2009 Plan. The summary does not cover federal employment tax or other federal tax consequences that may be associated with the 2009 Plan, or state, local or non-U.S. taxes.

Incentive Stock Options (“ISOs”). In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to Cabot) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which Cabot is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which Cabot is not entitled to a deduction. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as a non-incentive stock option (“NSO”). ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Non-Incentive Stock Options. In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

Restricted Stock and other Awards Subject to a Substantial Risk of Forfeiture. If shares subject to an award are nontransferable and subject to a substantial risk of forfeiture, the participant generally will not recognize income (and the Company will not become entitled to a tax deduction) until the shares become transferable or not subject to a substantial risk of forfeiture (whichever occurs first), and the amount of income (or deduction) will be equal to the excess of (i) the fair market value of the shares on the date income is recognized over (ii) the amount, if any, paid for the shares by the participant. However, under Section 83 of the Code, the participant may make a so-called “83(b) election” at the time of the award to recognize taxable income at that time. Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the participant.

Awards That Are Settled in Cash or In Shares That Are Not Subject to a Substantial Risk of Forfeiture. With respect to other awards that are settled either in cash or in shares that are not subject to a substantial risk of forfeiture, the participant will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the shares by the participant. The Company generally will be entitled to a tax deduction in the same amount.

Plan Benefits

The number of awards that will be received by or allocated to Cabot’s executive officers and employees under the 2009 Plan, as amended, is undeterminable at this time.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN FIVE PERCENT OF COMMON STOCK

The following table shows the amount of Cabot common stock beneficially owned as of January 17, 2012 (unless otherwise indicated) by each person known by Cabot to own beneficially more than 5% of our outstanding common stock, by each director of Cabot, by each of our named executive officers and by all directors, nominees for director and executive officers of Cabot as a group. Unless otherwise indicated, each person has sole investment and voting power over the securities listed in the table.

Name	Total Number of Shares(1)		Percent of Class(2)
Holders of More than Five Percent of Common Stock
State Street Corporation	4,622,997	(3)	7.1%
One Lincoln Street
Boston, MA

BlackRock, Inc.	4,529,703	(4)	6.9%
40 East 52nd Street
New York, NY

Directors and Executive Officers
Brian A. Berube	81,897	(5)	*
John S. Clarkeson	29,508	(6)	*
Eduardo E. Cordeiro	143,596	(7)	*
Juan Enriquez-Cabot	18,608	(8)	*
Gautam S. Kaji	21,508		*
Sean D. Keohane	118,354	(9)	*
Roderick C.G. MacLeod	64,608		*
Henry F. McCance	16,508	(10)	*
John K. McGillicuddy	9,841	(11)	*
David A. Miller	56,284	(12)	*
John F. O’Brien	40,108		*
Patrick M. Prevost	407,596	(13)	*
Sue H. Rataj	2,968		*
Ronaldo H. Schmitz	27,508	(14)	*
Lydia W. Thomas	32,908		*
Mark S. Wrighton	31,208	(15)	*
Directors and executive officers as a group (16 persons)	1,103,008	(16)	1.73%

*	Less than one percent.

1.

For Cabot’s executive officers the number includes shares of Cabot common stock held for their benefit by the trustees of Cabot’s Retirement Savings Plan. The shares of common stock allocated to the accounts of Cabot’s executive officers in the Retirement Savings Plan constitute less than 1% of our common stock.

2.

The calculation of percentage of ownership of each listed beneficial owner is based on 63,026,604 shares of Cabot common stock, which represents the number of shares outstanding on January 17, 2012, plus any shares that such individual or entity has the right to acquire within 60 days of January 17, 2012.

3.

Based on a Schedule 13G filed with the SEC on February 11, 2011 by State Street Corporation. The Schedule 13G reports that State Street Corporation has shared voting and dispositive power with respect to 4,622,997 shares. State Street Bank and Trust Company, acting in various fiduciary capacities (“State Street”), represents that it has shared voting and dispositive power with respect to 4,496,570 shares, of which 1,197,830 shares are held in various capacities and 3,298,740 shares are held in its capacity as the trustee of common stock held in the Cabot Common ESOP Fund portion of Cabot’s Retirement Savings Plan. State Street has disclaimed beneficial ownership of the shares covered by its Schedule 13G.

4.

Based on a Schedule 13G filed with the SEC on February 3, 2011 by BlackRock, Inc. (“BlackRock”). The Schedule 13G reports that BlackRock has sole voting and dispositive power with respect to all 4,529,703 shares.

5.	Includes 46,892 shares of common stock that Mr. Berube has the right to acquire within 60 days of January 13, 2012 upon the exercise of stock options.

6.	Includes 12,000 shares the receipt of which Mr. Clarkeson has deferred under applicable Cabot deferred compensation plans. Mr. Clarkeson has shared voting and investment power for 2,000 shares.

7.	Includes 68,608 shares of common stock that Mr. Cordeiro has the right to acquire within 60 days of January 13, 2012 upon the exercise of stock options.

8.	Includes 16,508 shares the receipt of which Mr. Enriquez-Cabot has deferred under applicable Cabot deferred compensation plans. Mr. Enriquez-Cabot has shared investment power for 2,100 shares.

9.	Includes 109,892 shares of common stock that Mr. Keohane has the right to acquire within 60 days of January 13, 2012 upon the exercise of stock options.

10.	Mr. McCance has deferred receipt of these shares under applicable Cabot deferred compensation plans.

11.	Includes 9,008 shares the receipt of which Mr. McGillicuddy has deferred under applicable Cabot deferred compensation plans.

12.	Includes 53,608 shares of common stock that Mr. Miller has the right to acquire within 60 days of January 13, 2012 upon the exercise of stock options.

13.	Includes 298,368 shares of common stock that Mr. Prevost has the right to acquire within 60 days of January 13, 2012 upon the exercise of stock options.

14.	Includes 18,508 shares the receipt of which Dr. Schmitz has deferred under applicable Cabot deferred compensation plans.

15.

Includes 100 shares held by Dr. Wrighton’s wife, who retains sole voting control over the shares. Dr. Wrighton disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

16.

Shares of our common stock shown as being beneficially owned by directors and executive officers as a group includes 35,614 shares of common stock held by trustees for Cabot’s Retirement Savings Plan for the benefit of Cabot’s executive officers.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of six non-employee directors. The Board has determined that all of the members of the Audit Committee satisfy the requirements of the New York Stock Exchange (“NYSE”) as to independence and financial literacy. The Board has determined that Mr. Kaji, Mr. MacLeod, Mr. McGillicuddy, Ms. Rataj and Dr. Thomas are audit committee financial experts as defined by SEC rules. The responsibilities of the Audit Committee are set forth in its written charter and described above under the heading “The Board of Directors and its Committees — Audit Committee.” One of the Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of Cabot’s financial statements. The following report summarizes certain of the Committee’s activities in this regard during fiscal 2011.

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed with management Cabot’s audited consolidated financial statements for the fiscal year ended September 30, 2011.

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB AU 380, Communication with Audit Committees, and S-K Rule 2-07. The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with that firm its independence from Cabot.

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Cabot’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 for filing with the SEC.

John K. McGillicuddy (Chair)

Juan Enriquez-Cabot

Gautam S. Kaji

Roderick C.G. MacLeod

Sue H. Rataj

Lydia W. Thomas

Audit Fees

Deloitte & Touche LLP was Cabot’s independent registered public accounting firm for fiscal 2011 and 2010. Fees for professional services rendered by Deloitte & Touche LLP for fiscal 2011 and 2010 were as follows:

	Fiscal 2011	Fiscal 2010
Audit Fees	$4,643,722	$4,486,139
Audit-Related Fees	$1,333,189	$1,075,500
Tax Fees	$270,844	$337,482
All Other Fees	$0	$0

The audit services include professional services for the audit of Cabot’s consolidated financial statements included in the Annual Report on Form 10-K (including audit of internal control over financial reporting) and review of financial statements included in Cabot’s Quarterly Reports on Form 10-Q, consultations regarding on-going financial accounting matters, and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Statutory audit fees in foreign jurisdictions are billed in local currency.

The audit-related services for each of fiscal 2011 and 2010 consisted primarily of fees for audits of: (i) employee pension and other benefit plans; (ii) certain stand-alone financial statements; (iii) the statutory audit of Cabot’s captive insurance company; and (iv) fees for due diligence matters.

For fiscal 2011, tax services consisted of $147,072 for tax compliance and preparation services and $123,772 for tax advisory services. For fiscal 2010, tax services consisted of $175,009 for tax compliance and preparation services and $162,473 for tax advisory services, primarily associated with business transactions.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy requiring the pre-approval of audit and non-audit services to be provided by Cabot’s independent registered public accounting firm. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditor’s independence is not impaired; describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and sets forth pre-approval requirements for all permitted services. In some cases, pre-approval is provided by the full Audit Committee for the applicable fiscal year for a particular category or group of services, subject to an authorized amount. In other cases, the Audit Committee specifically pre-approves services. To ensure compliance with the policy, the Audit Committee requires the independent registered public accounting firm to report on actual fees charged for each category of services at least quarterly. The Audit Committee has delegated authority to the Chair of the Committee to pre-approve additional services that need to be approved between scheduled Audit Committee meetings, provided that the estimated fee for any such services does not exceed $100,000, and any such pre-approvals must then be communicated to the full Audit Committee.

All of the services described above for fiscal 2011 and 2010 were pre-approved by the Audit Committee or Committee Chair.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

The Audit Committee has appointed Deloitte & Touche LLP (“D&T”) to serve as Cabot’s independent registered public accounting firm for its fiscal year ending September 30, 2012. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting the appointment of D&T to the stockholders for ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of D&T, the Audit Committee may reconsider the appointment and may retain D&T or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment of D&T, the Audit Committee may select another firm if it determines such selection to be in the best interest of Cabot and its stockholders.

Representatives from D&T are expected to be present at the 2012 Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Cabot’s stockholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast on the proposal.

Recommendation

The Board of Directors recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for fiscal 2012.

OTHER INFORMATION

Equity Compensation Plan Information

The following table provides information as of September 30, 2011 about: (i) the number of shares of common stock that may be issued upon exercise of outstanding options and vesting of restricted stock units; (ii) the weighted-average exercise price of outstanding options; and (iii) the number of shares of common stock available for future issuance under our active plans: the 2009 Long-Term Incentive Plan and the Non-Employee Directors’ Stock Compensation Plan. All of our equity compensation plans have been approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted- average exercise price of outstanding option, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders	2,728,107	$21.96	2,986,696
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)

Includes (i) 1,771,971 shares issuable upon exercise of outstanding stock options, (ii) 391,338 shares issuable upon vesting of time-based restricted stock units, (iii) 294,445 shares issuable upon vesting of performance-based restricted stock units based upon the achievement of the annual financial performance metrics for the first two years within the three-year performance period of the 2010 awards and for the first year within the three-year performance period of the 2011 awards; and (iv) 270,353 shares issuable upon vesting of the performance-based stock units attributable to year three of the 2010 awards and years two and three of the 2011 awards, assuming Cabot performs at the maximum performance level in each of those years. If, instead, Cabot performs at the target level of performance in those years, a total of 180,235 shares would be issuable for year three of the 2010 awards and years two and three of the 2011 awards.

(2)	The weighted-average exercise price includes all outstanding stock options but does not include restricted stock units, which do not have an exercise price.

(3)

Of these shares, (i) 2,799,194 shares remain available for future issuance under our 2009 Long-Term Incentive Plan, and (ii) 187,502 remain available for future issuance under our Non-Employee Directors’ Stock Compensation Plan. The shares available for issuance under the 2009 Long-Term Incentive Plan does not include the additional shares that will be issuable if proposal 3 in this proxy statement is approved.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of the forms they file. Based on our review of filings made with the SEC and representations made by our directors and executive officers, we believe that all of our directors and executive officers timely filed all reports that were required to be filed under Section 16(a) during the fiscal year ended September 30, 2011.

Future Stockholder Proposals

Any stockholder proposal intended for inclusion in Cabot’s proxy statement for the 2013 Annual Meeting of Stockholders must be received by Cabot at its offices at Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210-2019, by October 3, 2012 and should be sent to the attention of the Corporate Secretary. If a stockholder of the Company intends to present a proposal at the 2013 Annual Meeting of Stockholders without including it in Cabot’s proxy statement, such stockholder must comply with the advance notice provisions of Cabot’s By-Laws.

Those provisions require that Cabot receive the proposal at its offices at Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210-2019, attention Corporate Secretary, not earlier than December 9, 2012, and not later than January 8, 2013.

Annual Report on Form 10-K

We are providing without charge, to each person from whom a proxy is solicited, a copy of our Annual Report on Form 10-K, including the financial statements and schedules, for fiscal 2011. To request an additional copy of the Form 10-K, please write to Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, MA 02210-2019.

Solicitation of Proxies

The cost of soliciting proxies in the enclosed form will be borne by Cabot. In addition to solicitation by mail, officers and other employees of Cabot may solicit proxies personally, by telephone and by facsimile. Cabot may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist Cabot in the solicitation of proxies at a fee estimated not to exceed $14,000.

Miscellaneous

Management does not know of any matters to be presented at the 2012 Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the 2012 Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

By order of the Board of Directors,

Jane A. Bell

Secretary

Boston, Massachusetts

January 27, 2012

Appendix A

Non-GAAP Financial Measures

The discussion of our results in the CD&A section of this proxy statement includes a discussion of our adjusted EPS, adjusted EBITDA and adjusted ROIC.

Adjusted EPS

Adjusted EPS is a non-GAAP financial measure because it excludes certain items from net income. For 2011, the certain items were environmental reserves and legal settlements and restructuring costs. In addition, as explained in the CD&A, for purposes of determining the Company’s performance against the adjusted EPS targets used in the long-term incentive program, the Compensation Committee included the results of our Supermetals Business and excluded the discrete tax benefit we received from the repatriation from the U.K. of high tax dividends we recorded in the first quarter of fiscal 2011.

Adjusted EBITDA

In calculating adjusted EBITDA, we deduct from segment earnings before taxes accelerated depreciation and add back unallocated corporate costs, depreciation and amortization, the impact of LIFO accounting and pre-tax income from discontinued operations (which represents the results of the Supermetals Business).

Adjusted ROIC

In calculating adjusted ROIC, we divide four quarter rolling net income (loss) attributable to Cabot Corporation (less the after tax impact of noncontrolling interest in net income, net interest expense, and certain items) by the most recent five quarters’ average of Cabot Corporation stockholders’ equity plus noncontrolling interest’s equity and debt, less cash and cash equivalents and the four quarter rolling impact of after tax certain items. As explained in the CD&A, for purposes of determining the Company’s performance against the adjusted ROIC targets used in the long-term incentive program, the Compensation Committee included the results of the Supermetals Business and excluded the discrete tax benefit we received from the repatriation from the U.K. of high tax dividends we recorded in the first quarter of fiscal 2011.

A-1

Appendix B

CABOT CORPORATION

2009 LONG-TERM INCENTIVE PLAN

(as amended through January 13, 2012)

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The Plan has been established to advance the interests of the Company and its stockholders by providing for the grant to Participants of Stock-based and other incentive Awards to (i) enhance the Company’s ability to attract and retain employees, consultants, advisors and others who are in a position to make significant contributions to the success of the Company and its subsidiaries and (ii) encourage Participants to take into account the long-term interests of the Company and its stockholders through ownership of shares of Stock.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. Subject to the provisions of Section 7(b), the number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be 8,854,000, plus the number of shares of Stock that as of the effective date are subject to awards under the Company’s 2006 Long-Term Incentive Plan, the 1999 Equity Incentive Plan or the 1996 Equity Incentive Plan and that on or after the effective date of the Plan expire or are terminated, surrendered or canceled without the delivery of any shares of Stock in the case of options, or are forfeited or reacquired by the Company in accordance with the terms of the relevant equity plan in the case of unvested restricted stock awards. If any Award expires or is terminated, surrendered or canceled, or results in any Common Stock not being issued, the Shares of Common Stock covered by such Award that are not paid out shall again be available for the grant of Awards under the Plan. With respect to the issuance of SARs that may be settled in Stock, the number of shares available for Awards under the Plan will be reduced by the total number of SARs granted. Awards that may be settled in cash only will not reduce the number of shares available for award under the Plan. The limits set forth in this Section 4(a) shall be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Fungible Share Plan. Each share of Stock subject to an Award consisting of Stock Options and/or SARs shall be counted against the limits set forth in Section 4(a) as one share. Each share of Stock subject to any other Award to be settled in Stock shall be counted against the limits set forth in Section 4(a) as 2.1 shares.

(c) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(d) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year and the maximum number of shares of Stock subject to SARs granted to any person in any fiscal year will each be 500,000. The maximum number of shares subject to other Awards granted to any person in any fiscal year will be 500,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $10 million. If an Award is subject to a performance period greater than one fiscal year, the maximum numbers set forth above will equal the maximum times the number of years in the performance period. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, consultants and advisors to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6. RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after January 8, 2019, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards requiring exercise) may be exercised only by the Participant. The Administrator may permit Awards other than ISOs to be transferred by gift, subject to such limitations as the Administrator may impose.

(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B), (D), and (E) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable until the earlier of (i) the date which is three months after the date on which the Participant’s Employment ceased or (ii) the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) subject to (D) and (E) below, if the cessation of Employment is by reason of Disability or death, all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, will immediately become exercisable in full and will remain exercisable until the earlier of (i) the third anniversary of the date on which the Participant’s Employment ceased as a result of Disability or the third anniversary of the Participant’s death or (ii) the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(C) subject to (D) and (E) below, if the cessation of Employment is by reason of Disability or death, the Participant’s unvested Restricted Stock and Stock Units, including that portion of a multi-year Award the vesting or exercisability of which is conditioned upon satisfaction of both Performance Criteria and the passage of time as to which at the time the Participant’s Employment ceases the Performance Criteria have been satisfied and the Award or that portion of the Award would vest upon the further passage of time, will immediately vest and become free of restrictions;

(D) if the cessation of Employment is by reason of Disability or death, if vesting or exercisability of an Award is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time the Participant’s Employment ceases, the Award will terminate unless the Administrator exercises its authority to modify or waive the conditions of the Award; and

(E) all Awards held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements.

(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Amounts in lieu of cash dividends or other cash distributions may not be provided with respect to Stock Options or SARS. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in 2014 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(9) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(10) Section 409A. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.

(11) Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Awards Requiring Exercise

(1) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise prices of outstanding Stock Options or the base values from which appreciation under outstanding SARs are to be measured, or cancel, exchange, substitute, buyout or surrender outstanding Stock Options or SARs in exchange for cash, other awards or Stock Options or SARs with an exercise price that is less than the exercise prices of the original Stock Options or base values of the original SARs other than in accordance with the stockholder approval requirements of the New York Stock Exchange. Fair market value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3) Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) Maximum Term. Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant.

7. EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, Etc. (x) For awards granted before March 8, 2012, the following provisions shall apply: In the event of a Change in Control:

(1) Acceleration of Awards. Except as otherwise provided below: (i) Stock Options and SARs held by the Participant or the Participant’s permitted transferees will immediately become exercisable in full, (ii) the Participant’s unvested Restricted Stock will immediately vest and become free of restrictions, and (iii) the delivery of shares of Stock or cash, as the case may be, deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, and such shares (in the case where a Covered Transaction follows a Change in Control on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, to participate as a stockholder in the Covered Transaction), or cash, as the case may be, will be delivered provided, that to the extent acceleration pursuant to this Section 7(a)(x)(1) of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award shall not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 7, replicate the prior terms of the Award.

(2) Performance Criteria. If vesting or exercisability of an Award, or delivery of Stock under an Award, is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time of the Change in Control, except as otherwise provided upon grant of the Award, the Performance Criteria shall be deemed satisfied and the Award will immediately vest and become free of restrictions (in the case where a Covered Transaction follows a Change in Control on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, to participate as a stockholder in the Covered Transaction). In the case of Awards where the number of Shares deliverable depends upon the degree to which the Performance Criteria are achieved, the target level of performance shall be deemed achieved.

(3) Cash-Out of Awards. If the Change in Control is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(x)(3) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

(4) Termination of Awards upon Consummation of Covered Transaction. Unless otherwise provided by the Administrator, each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards converted pursuant to the proviso in Section 7(a)(x)(1) above into an ongoing right to receive payment other than Stock; and (ii) outstanding shares of Restricted Stock (which, unless subject to Performance Criteria which have not been, or not deemed to have been, satisfied, shall be treated in the same manner as other shares of Stock), provided that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Stock Option or SAR, other than an Award that is cashed out, will be so terminated prior to the Participant’s having been given adequate opportunity, as determined by the Administrator, to exercise Awards that are exercisable or become exercisable as a result of the Change in Control.

(5) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(x)(1), Section 7(a)(x)(2) or Section 7(a)(x)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Change in Control.

(y) For awards granted on or after March 8, 2012, the following provisions shall apply: Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction and Awards shall be treated as set forth in subsections (1), (2) and/or (3) below, in the discretion of the Administrator:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide (A) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (B) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. Subject to Section 7(a)(y)(5), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Acceleration of Certain Awards. Subject to Section7(a)(y)(5), the Administrator may provide that each Award requiring exercise will become fully exercisable and/or that the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction. Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(y)(1) above; and (ii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(y)(5) below).

(5) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(y)(2) or Section 7(a)(y)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(y)(2) or Section 7(a)(y)(3) will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(d), and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, provided that the Committee shall consist of two or more directors, all of whom are both “outside directors” within the meaning of Section 162(m) and “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934; and provided further, that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as a single employer under Sections 414(b) or 414(c) of the Code, except that such Sections shall be applied by substituting “at least 50%” for “at least 80%” wherever applicable; provided, however, that in determining eligibility for the grant of a Stock Option or SAR by reason of service for an Affiliate, “Affiliate” shall mean any corporation or other entity in a chain of corporations all of which have a controlling interest in another corporation or other entity in the chain, beginning with the parent entity and ending with the entity for which the Award recipient was providing services on the grant date of the Award (defining the term “controlling interest” based on “at least 50 percent” rather than “at least 80 percent”). The Company may at any time by amendment provide that different ownership thresholds apply (consistent with Section 409A of the Code, where applicable).

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Change in Control”: Upon the following event or events:

(A) an event in which any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(B) the consummation of the merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (A) of this definition) owns more than 25% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation;

(C) if during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (A), (B) or (D) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(D) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: Cabot Corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Disability”: means the Participant meets one of the following requirements: (1) the Award recipient is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (2) the Award recipient is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits under a disability plan of Cabot Corporation, or (3) the Award recipient has been determined by the Social Security Administration to be totally disabled.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. If the Administrator expressly provides, employment will be deemed to continue so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates or the Administrator expressly determines otherwise.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios or metrics; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; one or more working capital measures; stock price; or stockholder return or shareholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity); or refinancings. A Performance Goal and any targets with respect thereto need not be based on an increase, a positive or improved result or avoidance of loss. An Award may specify more than one Performance Goal and, with respect to any Performance Goal, may specify levels of achievement at which different levels of payment may be earned. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Cabot Corporation 2009 Long-Term Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Common Stock of the Company, par value $1.00 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

January 27, 2012

Dear Plan Participant:

The Annual Meeting of Stockholders of Cabot Corporation will be held on March 8, 2012. Through your participation in the Cabot Corporation Retirement Savings Plan (“RSP”), the Cabot UK Holdings Limited Inland Revenue Approved Employee Share Ownership Plan (“AESOP”), the Cabot Canada Ltd. Employees’ Stock Purchase Plan (“ESPP”) and/or the Cabot Employee Stock Purchase Plan, you are the beneficial owner of Cabot Common Stock and have the right to instruct the Trustee of the Plan or Plans in which you participate how to vote your shares. You will be able to vote shares allocated to your accounts by following the instructions on the enclosed proxy card.

I encourage you to exercise your right to vote these shares by completing the enclosed proxy card instructing the Trustees as to your wishes. Your vote is important for two reasons. When you vote your shares, you participate directly in the affairs of the Company equally with all other stockholders. In addition, the Trustees of the RSP or ESPP will vote shares for which no instructions are received from other plan participants and, in the case of the RSP, shares that have not yet been allocated to participants’ accounts, in the same proportion as the shares for which the Trustees have received timely instructions from others who do vote. If you hold shares through the RSP or the ESPP and do not vote, the plan Trustees will vote your shares (along with all other shares in the relevant plan for which votes are not cast, and with respect to the RSP, all unallocated shares) in the same proportion as those shares for which directions are received from other participants in the plans.

The Trustees of each Plan will have the voting instructions of each participant in the Plans tabulated and will vote the shares of the participants by submitting a final proxy card representing each Plan’s shares for inclusion in the tally at the Annual Meeting. Your individual vote will not be disclosed to anyone in the Company.

To vote your shares, please read the Notice of Meeting and Proxy Statement carefully, mark and sign the enclosed proxy card, and return it to the Company’s transfer agent, Computershare, before March 6, 2012 in the enclosed postage-paid envelope. If you prefer, you may vote your shares by telephone or the Internet, as explained on the proxy card, until 1:00 a.m., Eastern Time, on March 7, 2012.

Sincerely,

Patrick M. Prevost

President and Chief Executive Officer

002CSN1069

000004

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by1:00 a.m., Eastern Time, on March 8, 2012.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/CABT • Follow the steps outlined on the secured website.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Vote by telephone

•    Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•    Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

01 - John K. McGillicuddy*	☐	☐	☐	02 - John F. O’Brien*	☐	☐	☐	03 - Lydia W. Thomas*	☐	☐	☐

04 - Mark S. Wrighton*	☐	☐	☐	* Each to be elected to the class of Directors whose term expires in 2015.

	For	Against	Abstain		For	Against	Abstain

2. To approve, on a non-binding advisory basis, the compensation of Cabot’s named executive officers.	☐	☐	☐	3. To approve an amendment to the Cabot Corporation 2009 Long-Term Incentive Plan to increase by 2,454,000 the number of shares authorized for issuance thereunder.	☐	☐	☐

4. To ratify the appointment of Deloitte & Touche LLP as Cabot’s independent registered public accounting firm for the fiscal year ending September 30, 2012.	☐	☐	☐	5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Ú

Proxy — Cabot Corporation

Annual Meeting of Stockholders — March 8, 2012

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Brian A. Berube, Jane A. Bell and Karen Abrams, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation that the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustees of the employee benefit plans to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise that the undersigned is entitled to vote pursuant to such employee benefit plans, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 8, 2012 at 4:00 p.m., Eastern Time, at the Corporate Headquarters of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4 AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE